UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Swift Transportation Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 3, 2012

To our stockholders:

We cordially invite you to attend the 2012 annual meeting of Swift’s stockholders. The meeting will take place at the corporate offices of the Company which are located at 2200 S. 75th Ave., Phoenix, Arizona 85043, on Thursday, May 3, 2012, at 9:00 a.m. local time. We look forward to your attendance either in person or by proxy.

The purpose of the meeting is to:

(1)	Elect the five nominees named in the attached proxy statement as directors of Swift;

(2)	Vote, on an advisory basis, to approve the compensation of Swift’s named executive officers;

(3)	Approve the 2012 Employee Stock Purchase Plan;

(4)	Ratify the appointment of KPMG LLP as Swift’s independent registered public accounting firm for the fiscal year 2012; and

(5)	Transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on March 22, 2012, may vote at the meeting or any postponements or adjournments of the meeting.

By Order of the Board of Directors,

James Fry

Executive Vice President, General Counsel and

Secretary

Date: April 5, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 3, 2012

The Company’s proxy statement for the 2012 annual meeting of stockholders and its Annual Report to stockholders for the fiscal year ended December 31, 2011 are available at www.swifttrans.com.

PROXY STATEMENT

SWIFT TRANSPORTATION COMPANY

2200 South 75th Avenue

Phoenix, Arizona 85043

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 3, 2012

The Board of Directors (the “Board”) of Swift Transportation Company (the “Company”, “Swift”, “we, “our”) is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2012 Annual Meeting of Stockholders (“Annual Meeting”). The meeting will take place at the corporate offices of the Company which are located at 2200 S. 75th Ave., Phoenix, Arizona 85043, on Thursday, May 3, 2012, at 9:00 a.m. local time. At the meeting, stockholders will vote on (i) the election of directors named in this proxy statement, (ii) an advisory approval of the compensation of Swift’s named executive officers, (iii) the approval of Swift’s 2012 Employee Stock Purchase Plan; and (iv) the ratification of KPMG LLP as Swift’s independent registered public accounting firm for the fiscal year 2012. Stockholders also will consider any other matters that may properly come before the meeting, although we know of no other business to be presented.

By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the Internet or by telephone), you authorize James Fry, Swift’s Executive Vice President, General Counsel and Secretary, and Virginia Henkels, Swift’s Executive Vice President and Chief Financial Officer (“CFO”), to represent you and vote your shares at the Annual Meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

Swift’s Annual Report to Stockholders for the fiscal year ended December 31, 2011, which includes the Company’s fiscal 2011 audited consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first sending the proxy statement, form of proxy and accompanying materials to stockholders on or about April 5, 2012.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

When and Where is the Annual Meeting?

Date:	Thursday, May 3, 2012
Time:	9:00 a.m., Local Time
Location:	Swift Transportation Company
2200 S 75th Ave
Phoenix, AZ 85043

What Matters will be Voted upon at the Annual Meeting?

At the Annual Meeting, you will be asked to:

•

Vote upon a proposal to elect nominees William Post, Jerry Moyes, Richard H. Dozer, David Vander Ploeg and Glenn Brown as directors to hold office for a term of one year, expiring at the close of the Annual Meeting of Stockholders in 2013.

•	Vote, on an advisory basis, to approve the compensation of Swift’s named executive officers.

•	Vote to approve Swift’s 2012 Employee Stock Purchase Plan.

•	Vote upon a proposal to ratify the appointment of KPMG LLP as Swift’s independent registered public accounting firm for the 2012 calendar year.

•	Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

What Constitutes a Quorum?

The presence, either in person or by proxy, of the holders of at least a majority of our issued and outstanding shares of common stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

What if a Quorum is not Present at the Annual Meeting?

If a quorum is not present at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present, in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Who is Entitled to Vote?

Only stockholders of record of Swift’s common stock at the close of business on Thursday, March 22, 2012, which is the “record date,” are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held:

•	directly by the stockholder of record, and

•	beneficially through a broker, bank or other nominee.

Each share of our Class A common stock will be entitled to one vote on all matters submitted for a vote at the Annual Meeting. Each share of our Class B common stock will be entitled to two votes on all matters submitted for a vote at the Annual Meeting.

As of the record date, there were 87,027,234 shares of our Class A common stock issued and outstanding and entitled to be voted at the Annual Meeting and 52,495,236 shares of our Class B common stock entitled to be voted at the Annual Meeting.

What is the Effect of not Casting your Vote?

If your shares are held in “street name” (the shares are held by a bank, brokerage firm or other nominee — the “record holder”), it is critical that you cast your vote if you want it to count in the election of directors. Under the rules of the New York Stock Exchange (“NYSE”), a record holder does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares. Proposals to elect directors and to approve, on an advisory basis, executive compensation are not considered routine matters. Therefore, your shares will not be voted without your specific instructions. Thus, if you hold your shares in street name and you do not instruct your record holder how to vote in the election of directors (Proposal 1), the advisory vote to approve the compensation of Swift’s named executive officers (Proposal 2), or the vote to approve Swift’s 2012 Employee Stock Purchase Plan (Proposal 3), no votes will be cast on your behalf. Your record holder will, however, continue to have the ability to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 4).

What is the Difference between Holding Shares as a “Registered Owner” and a “Beneficial Owner”?

Most of Swift’s Class A stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

•

Registered Owners — If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

•

Beneficial Owners — If your shares are held in a brokerage account, bank or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote in person at the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee (who is the stockholder of record) giving you the right to vote the shares.

What is a Broker Non-Vote?

Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for a customer is precluded from exercising voting discretion on a particular proposal because (i) the beneficial owner has not instructed the nominee on how to vote, and (ii) the nominee lacks discretionary voting power to vote such issues.

Under the rules of the NYSE, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

What Stockholder Approval is Necessary for Approval of the Proposals?

Election of Directors (Proposal 1)

Each director shall be elected by a vote of the majority of votes cast with respect to that director. This means that a director must receive “for” votes from more than 50% of the number of shares voted with respect to that director. However, if the number of nominees is greater than the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting. Broker non-votes and withhold votes will have no effect on the outcome of this proposal.

Advisory Vote to Approve the Compensation of Swift’s Named Executive Officers (Proposal 2)

Approval of this resolution requires the affirmative vote of a majority of the votes cast by the shareholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. While this vote is required by law, it is not binding on the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Vote to Approve the 2012 Employee Stock Purchase Plan (Proposal 3)

Approval of this resolution requires the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on this Proposal, broker non-votes and abstentions will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Ratification of the Appointment of KPMG as Swift’s Independent Registered Public Accounting Firm (Proposal 4)

The ratification of the Audit Committee’s appointment of KPMG LLP as Swift’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock cast by the shareholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. Stockholder ratification is not required for the appointment of Swift’s independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

May I Vote my Shares in Person at the Annual Meeting?

If you are the registered owner of shares of Swift’s common stock on the record date, you have the right to vote your shares in person at the Annual Meeting.

If you are the beneficial owner of shares of Swift’s common stock on the record date, you may vote these shares in person at the Annual Meeting if you have requested a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote the shares at the Annual Meeting, complete such legal proxy and present it to Swift at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I Vote my Shares without Attending the Annual Meeting?

If you are a registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Mountain Standard Time on Wednesday, May 2, 2012 (the day before the Annual Meeting).

If you are the beneficial owner of shares held in street name, you should instruct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee has enclosed with this proxy statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate whether Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

How will my Proxy be Voted?

Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed on the proxy. James Fry and Virginia Henkels are named as proxies in the proxy form and have been designated by the Board as the directors’ proxies to represent you and vote your shares at the Annual Meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted:

(1)	FOR the election of the nominees for director named in this proxy statement;

(2)	FOR the resolution approving the compensation of Swift’s named executive officers;

(3)	FOR the approval of Swift’s 2012 Employee Stock Purchase Plan;

(4)	FOR the ratification of the appointment of KPMG LLP as Swift’s independent registered public accounting firm for the 2012 calendar year; and

(5)	in accordance with the proxy holders’ best judgment as to any other business that properly comes before the Annual Meeting.

May I Revoke my Proxy and Change my Vote?

Yes. You may revoke your proxy and change your vote at any time prior to the vote at the Annual Meeting.

If you are the registered owner, you may revoke your proxy and change your vote by:

•	submitting a new proxy bearing a later date (which automatically revokes the earlier proxy);

•	giving notice of your changed vote to us in writing mailed to the attention of James Fry, Corporate Secretary, at our executive offices;

•	attending the Annual Meeting and giving oral notice of your intention to vote in person; or

•	re-voting by telephone or Internet.

You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.

Will my Vote be kept Confidential?

Yes, your vote will be kept confidential and not disclosed to the Company unless:

•	required by law;

•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.

Who will Pay the Costs of Soliciting Proxies?

Swift will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, our directors, officers and regular employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Swift will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

What other Business will be Presented at the Annual Meeting?

As of the date of this proxy statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, the persons named as proxy holders, James Fry and Virginia Henkels will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

Where can I Find the Voting Results of the Annual Meeting?

Swift intends to report voting results of the Annual Meeting on Form 8-K within four business days after the Annual Meeting.

What Should I do if I Receive more than One Set of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxies or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.

Who can Help Answer my Questions?

If you have questions concerning a proposal or the Annual Meeting, if you would like additional copies of this proxy statement, or if you need directions to or special assistance at the Annual Meeting, please call the Corporate Secretary at 1-800-800-2200, extension 9073574 or email the Corporate Secretary at jim_fry@swifttrans.com. In addition, information regarding the Annual Meeting is available via the Internet at our website, www.swifttrans.com.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Documents

In furtherance of its goals of providing effective governance of Swift’s business and affairs for the long-term benefit of stockholders and promoting a culture and reputation of the highest ethics, integrity and reliability, the Board has adopted Corporate Governance Guidelines, charters for each of its Board committees, and a Code of Business Conduct and Ethics for directors, officers and employees of the Company. Each of these documents is available in the corporate governance section of the Investor Relations page of our Web site at www.swifttrans.com.

Risk Management and Oversight

Our full Board oversees our risk management process. Our Board oversees a company-wide approach to risk management, carried out by our management. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks as well as financial risks and is responsible for overseeing potential conflicts of interests. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board, securities trading compliance and general corporate governance. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Composition of Board and Board Leadership Structure

Our Board currently consists of five members, William Post, Jerry Moyes, Richard H. Dozer, David Vander Ploeg and Glenn Brown, all of whom other than Mr. Moyes qualify as independent directors under the corporate governance standards of the NYSE and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Board requires the separation of the offices of the Chairman of our Board and our Chief Executive Officer (“CEO”). Currently, our independent Chairman of the Board is William Post. Our Board will be free to choose the Chairman in any way that it deems best for us at any given point in time, provided that the Chairman not be our CEO or any other employee of Swift. If the Chairman of the Board is not an independent director, our Board’s independent directors will designate one of the independent directors on the Board to serve as lead independent director. In addition, so long as our CEO is a Permitted Holder (as defined below) or an affiliated person (as defined in our certificate of incorporation), the Chairman of our Board must be an independent director. The duties of the Chairman, or the lead independent director if the Chairman is not independent, include:

•	presiding at all executive sessions of the independent directors;

•	presiding at all meetings of our Board and the stockholders (in the case of the lead independent director, where the Chairman is not present);

•	in the case of the lead independent director or the Chairman who is an independent director, coordinating the activities of the independent directors;

•	preparing Board meeting agendas in consultation with the CEO and lead independent director or Chairman, as the case may be, and coordinating Board meeting schedules;

•	authorizing the retention of outside advisors and consultants who report directly to the Board;

•	requesting the inclusion of certain materials for Board meetings;

•	consulting with respect to, and where practicable receiving in advance, information sent to the Board;

•	collaborating with the CEO and lead independent director or Chairman, as the case may be, in determining the need for special meetings;

•	in the case of the lead independent director, acting as liaison for stockholders between the independent directors and the Chairman, as appropriate;

•	communicating to the CEO, together with the chairman of the Compensation Committee, the results of the Board’s evaluation of the CEO’s performance;

•

responding directly to stockholder and other stakeholder questions and comments that are directed to the Chairman of the Board, or to the lead independent director or the independent directors as a group, as the case may be; and

•	performing such other duties as our Board may delegate from time to time.

In the absence or disability of the Chairman, the duties of the Chairman (including presiding at all meetings of our Board and the stockholders) shall be performed and the authority of the Chairman may be exercised by an independent director designated for this purpose by our Board. The Chairman of our Board (if he or she is an

independent director) or the lead independent director, if any, may only be removed from such position with the affirmative vote of a majority of the independent directors, only for the reasons set forth in our By-laws, including a determination that the Chairman, or lead independent director, as the case may be, is not exercising his or her duties in the best interests of Swift and our stockholders.

Board Diversity

As reflected in the director biographies, the Board prefers a mix of background and experience among its members. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of Board service to the Company. The effectiveness of this approach is evidenced by the directors’ participation in insightful and robust yet mutually respectful deliberation that occurs at Board and committee meetings.

Board Meetings

The Board held 13 meetings during the 2011 calendar year. All directors attended all of the Board meetings and committee meetings on which each served during 2011.

Director Attendance at Annual Meeting

All five directors attended Swift’s 2011 Annual Meeting of Stockholders. Directors are invited and encouraged to attend the Company’s Annual Meeting of shareholders.

Board Committees

As a result of Mr. Moyes, Ms. Moyes jointly with Mr. Moyes, and the various Moyes children’s trusts controlling a majority of our voting common stock, we qualify as a “controlled company” within the meaning of the corporate governance standards of the NYSE. As such, we have the option to elect not to comply with certain of such listing standards. However, consistent with our goal to implement strong corporate governance standards, we do not currently, and do not intend to, elect to be treated as a “controlled company” under the rules of the NYSE.

Our Board has an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which is composed entirely of independent directors, each of whom is a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act, and an “outside director” within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code.

Members serve on these committees until their respective resignations or until otherwise determined by our Board. Our Board may from time to time establish other committees.

Committee memberships are as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Richard H. Dozer (Chairman)	David Vander Ploeg (Chairman)	William Post (Chairman)
William Post	William Post	Richard H. Dozer
David Vander Ploeg	Richard H. Dozer	David Vander Ploeg
Glenn Brown	Glenn Brown	Glenn Brown

Audit Committee

The Audit Committee, which held 13 meetings in 2011, performs the following functions:

•

reviews the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary;

•	reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our management and independent registered public accounting firm;

•	reviews our financial risk and control procedures, compliance programs, and significant tax, legal, and regulatory matters;

•

has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance, and set clear hiring policies for employees or former employees of the independent registered public accounting firm; and

•	regularly reviews matters and monitors compliance with procedures with Swift’s internal audit department.

The Board has determined that Richard H. Dozer is an audit committee financial expert as such term is defined in Item 407(d)(5) of Regulation S-K, promulgated by the Securities and Exchange Commission (“SEC”).

Compensation Committee

The Compensation Committee, which held 5 meetings in 2011, performs the following functions:

•	annually reviews corporate goals and objectives relevant to the compensation of our executive officers and evaluates performance in light of those goals and objectives;

•	approves base salary and other compensation of our executive officers;

•

adopts, oversees, and periodically reviews the operation of all of Swift’s equity-based employee (including management and director) compensation plans and incentive compensation plans, programs and arrangements, including stock option grants and other perquisites and fringe benefit arrangements;

•	periodically reviews the outside directors’ compensation arrangements to ensure their competitiveness and compliance with applicable laws; and

•	approves corporate goals and objectives and determines whether such goals are met.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which held 4 meetings in 2011, performs the following functions:

•	identifies, screens, and recommends candidates to the Board for Board membership;

•	develops and recommends to the Board a set of corporate governance principles applicable to us;

•	advises the Board with respect to the Board composition, procedures and committees;

•	oversees the evaluation of the Board and management; and

•	oversees the compliance with the securities trading policy of the Company.

Corporate Governance Policy

Our Board has adopted a corporate governance policy to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of us and our stockholders. A copy of this policy has been posted on our website, www.swifttrans.com. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	directors are responsible for attending Board meetings and meetings of committees on which they serve and to review in advance of meetings material distributed for such meetings;

•

the Board’s principal responsibility is to oversee and direct our management in building long-term value for our stockholders and to assure the vitality of Swift for our customers, clients, employees, and the communities in which we operate;

•

at least two-thirds of the Board shall be independent directors, and other than our CEO and up to one additional non-independent director, all of the members of our Board will be independent directors;

•	our Nominating and Corporate Governance Committee is responsible for nominating members for election to our Board and will consider candidates submitted by stockholders;

•	our Board believes that it is important for each director to have a financial stake in Swift to help align the director’s interests with those of our stockholders;

•

although we do not impose a limit to the number of other public company boards on which a director serves, our Board expects that each member be fully committed to devoting adequate time to his or her duties to us;

•	the independent directors meet in executive session on a regular basis, but not less than quarterly;

•	each of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must consist solely of independent directors;

•

new directors participate in an orientation program and all directors are encouraged to attend, at our expense, continuing educational programs to further their understanding of our business and enhance their performance on our Board; and

•	our Board and its committees will conduct annual self-evaluations to determine whether members of the Board are functioning effectively.

In addition, our governance policy includes a resignation policy requiring sitting directors to tender resignations if they fail to obtain a majority vote in uncontested elections.

Nomination of Director Candidates

The Nominating and Corporate Governance Committee will consider director recommendations proposed by stockholders. To recommend a prospective director candidate for the Nominating and Corporate Governance Committee’s consideration, stockholders may submit the candidate’s name, qualifications, and other relevant biographical information in writing to: Swift Transportation Company, Nominating and Corporate Governance Committee, c/o Corporate Secretary, 2200 S. 75th Ave., Phoenix, AZ 85043. Swift’s By-laws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals”.

The Board is responsible for recommending director candidates for election by the stockholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating and Corporate Governance Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the Board. The Nominating and Corporate Governance Committee considers potential candidates for director, who may come to the attention of the Nominating and Corporate Governance Committee through current directors, management, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management, search firm or other sources.

If the Nominating and Corporate Governance Committee determines that an additional or replacement director is necessary or advisable, the Nominating and Corporate Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a potential director candidate, including interviewing the candidate, engaging an outside firm to gather additional information and making inquiries of persons with knowledge of the candidate’s qualifications and character. In its evaluation of potential director candidates, including the members of the Board eligible for reelection, the Nominating and Corporate Governance Committee considers the current size, composition and needs of the Board and each of its committees.

Majority-Voting Standard for Director Elections

Swift’s By-laws require that we use a majority-voting standard in uncontested director elections and contain a resignation requirement for directors who fail to receive the required majority vote. Under the majority-voting standard, a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. In accordance with the majority-voting standard and resignation requirement, each director who is standing for reelection at the annual meeting has tendered an irrevocable resignation from the Board that will take effect if (i) the director does not receive more votes cast “for” than “against” his or her election at the annual meeting, and (ii) the Board accepts the resignation.

Business Code of Ethics

The Audit Committee and our Board have adopted a Business Code of Ethics (within the meaning of Item 406(b) of Regulation S-K) that will apply to our Board, CEO, CFO, Controller, other executive officers and such other persons designated by our Board or an appropriate committee thereof. The Board believes that these individuals must set an exemplary standard of conduct for us, particularly in the areas of accounting, internal accounting control, auditing, and finance. The Business Code of Ethics sets forth ethical standards to which the designated officers must adhere. The Business Code of Ethics is posted on our website at www.swifttrans.com. The Business Code of Ethics is available free of charge on our website or to receive a copy, you may also write to Swift Transportation Company, c/o Corporate Secretary, 2200 S. 75th Ave., Phoenix, AZ 85043.

Executive Sessions of Non-Management Directors

Non-employee and independent Board members met without management present at least three times last year in executive sessions. At least once a year, such meetings include only the independent members of the Board. The Chairman of the Nominating and Corporate Governance Committee presides over meetings of the non-employee and independent directors.

Communications with Directors by Stockholders

Stockholders and other interested parties may communicate directly with any member or committee of the Board by writing to: Swift Transportation Company Board of Directors, c/o Corporate Secretary, 2200 S. 75th Ave., Phoenix, AZ 85043. Please specify to whom your letter should be directed. The Corporate Secretary of Swift will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board. Board members may at any time review a log of all correspondence received by Swift that is addressed to Board members and request copies of any such correspondence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee, Messrs. Vander Ploeg, Post, Dozer and Brown, is an officer or employee of Swift or was formerly an officer or employee of Swift. None of our executive officers other than Mr. Moyes currently serves, or in the past year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. During fiscal 2011, none of the members of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K.

RELATIONSHIPS AND RELATED TRANSACTIONS

Overview

We have in place a written policy regarding the review and approval of all transactions between Swift and any of our executive officers, directors, and their affiliates. The policy may only be amended by an affirmative vote of a majority of our independent directors, including the affirmative vote of the Chairman of our Board if the Chairman is an independent director, or the lead independent director if the Chairman is not an independent director.

Prior to entering into the related person transaction, the related person must provide written notice to our legal department and our CFO describing the facts and circumstances of the proposed transaction.

If our legal department determines that the proposed transaction is permissible, unless such transaction is required to be approved by our Board under our certificate of incorporation or any indenture or other agreement, the proposed transaction will be submitted for consideration to our Nominating and Corporate Governance Committee (exclusive of any member related to the person effecting the transaction) at its next meeting or, if not practicable or desirable, to the chair of such committee.

Such committee or chair will consider the relevant facts and circumstances, including but not limited to: the benefits to us; the impact on a director’s independence; the availability of other sources for comparable products or services; the terms of the transaction; and arms’ length nature of the arrangement. The Nominating and Corporate Governance Committee or the chair of such committee will approve only those transactions that are in, or are not inconsistent with, the best interests of us and our stockholders.

In addition, our amended and restated certificate of incorporation provides that for so long as (1) Mr. Moyes, Vickie Moyes, and their respective estates, executors, and conservators, (2) any trust (including the trustee thereof) established for the benefit of Mr. Moyes, Vickie Moyes, or any children (including adopted children) thereof, (3) any such children upon transfer from Mr. Moyes or Vickie Moyes, or upon distribution from any such trust or from the estates of Mr. Moyes or Vickie Moyes, and (4) any corporation, limited liability company, or partnership, the sole stockholders, members, or partners of which are referred to in (1), (2), or (3) above, or collectively, the “Permitted Holders”, hold in excess of 20% of the voting power of Swift, Swift shall not enter into any contract or transaction with any Permitted Holder or any Moyes-affiliated entities unless such contract or transaction shall have been approved by either (i) at least 75% of the independent directors, including the affirmative vote of the Chairman of our Board if the Chairman is an independent director, or the lead independent director if the Chairman is not an independent director or (ii) the holders of a majority of the outstanding shares of Class A common stock held by persons other than Permitted Holders or any Moyes-affiliated entities. “Independent director” means a director who is not a Permitted Holder or a director, officer, or employee of any Moyes-affiliated entity and is “independent,” as that term is defined in the listing rules of the NYSE as such rules may be amended from time to time.

Transactions with Moyes-Affiliated Entities

We provide and receive freight services, facility leases, equipment leases, and other services, including repair and employee services to and from several companies controlled by and/or affiliated with Mr. Moyes. Competitive market rates based on local market conditions are used for facility leases and services.

The rates we charge for freight services to each of these companies for transportation services are market rates, which are comparable to what we charge third-party customers. The transportation services we provide to affiliated entities provide us with an additional source of operating revenue at our normal freight rates. Freight services received from affiliated entities are brokered out at rates lower than the rate charged to the customer, therefore allowing us to realize a profit. These brokered loads make it possible for us to provide freight services to customers even in areas that we do not serve, providing us with an additional source of income.

Other services that we provided to Moyes-affiliated entities included employee services provided by our personnel, including accounting-related services and negotiations for parts procurement, repair and other truck stop services, and other services. The daily rates we charge for employee-related services reflect market salaries for employees performing similar work functions. Other payments we make to and receive from Moyes-affiliated entities include fuel tank usage, employee expense reimbursement, executive air transport, and miscellaneous repair services. Unless noted below, these relationships and transactions continue in fiscal 2012.

Central Freight Lines, Inc.

Mr. Moyes and the Moyes affiliated entities are the principal stockholders of Central Freight Lines, Inc. (“Central Freight”). Transportation services received from Central Freight represent LTL (less-than-truckload) freight services rendered to haul parts and equipment to Company shop locations. The rates paid to Central Freight for these loads are comparable to market rates charged by other non-affiliated LTL carriers. For the year ended December 31, 2011, the services we provided to Central Freight included $9.4 million for freight services and $0.5 million for facility leases. For the same period, the services we received from Central Freight included $0.1 million for freight services and $0.5 million for facility leases. As of December 31, 2011, amounts owed to us by Central Freight totaled $1.6 million.

Central Refrigerated Holdings, LLC

Mr. Moyes and the Moyes affiliated entities are the members of Central Refrigerated Holdings, LLC (“Central Holdings”). Transportation services received from Central Refrigerated primarily represents brokered freight. The loads are brokered out to the third party provider at rates lower than the rate charged to the customer, therefore allowing the Company to realize a profit. These brokered loads make it possible for the Company to provide freight services to customers even in areas that the Company does not serve, providing the Company with an additional source of income. For the year ended December 31, 2011, the services we provided to Central Refrigerated Service, Inc., (“Central Refrigerated”) or Central Holdings, an indirect subsidiary of Central Refrigerated, included $0.1 million for freight services. For the same period, the services we received from Central Refrigerated included $1.5 million for freight services.

In addition to the above referenced transactions, in November 2010, Central Refrigerated acquired a membership interest in Red Rock (Swift’s subsidiary captive insurance entity) for a $100,000 capital investment in order to participate in a common interest motor carrier risk retention group, which required the participation by a second carrier, through which Red Rock issued Central Refrigerated a $2.0 million auto liability insurance policy. Under this auto liability insurance policy, Central Refrigerated is responsible for the first $1 million per occurrence in claims and 25% of any claims between $1 million and $2 million per occurrence, with Red Rock insuring 75% of any claims in this $1 million to $2 million layer. Central Refrigerated obtains insurance from other third-party carriers for claims in excess of $2 million. Red Rock provides this coverage to Central Refrigerated for an annual premium of approximately $0.5 million. In addition to the annual premium, Central

Refrigerated issued a $2.4 million letter of credit to Red Rock to support the collateral requirements pursuant to the policy. This auto liability insurance policy was renewed in 2011. After reasonable investigation and market analysis, the terms of Central Refrigerated’s participation in Red Rock and the pricing of the auto liability coverage provided thereunder is comparable to the market price of similar insurance coverage offered by third-party carriers in the industry. The inclusion of the similar risk of this third party supports the standing of the Company’s risk retention group with the insurance regulators. Premiums under the policy are payable monthly. As of December 31, 2011, the total premium receivable due from Central Refrigerated was $0.5 million.

Transpay

Prior to April 2011, Interstate Equipment Leasing (“IEL”) contracted its personnel from a third party, Transpay, Inc. (“Transpay”), which is partially owned by Mr. Moyes. Transpay was responsible for all payroll related liabilities and employee benefits administration. For the year ended December 31, 2010, the Company paid Transpay $0.8 million for the employee services and administration fees. During 2011, these contracted personnel were transferred to and employed by IEL, which resulted in the Company being responsible for all salaries and wages, payroll related liabilities and employee benefits of these employees. Transpay continued to provide IEL third-party administration services. For the year ended December 31, 2011, the Company paid Transpay $0.2 million for these services. As of December 31, 2011, the Company had no outstanding balance owing to Transpay for these services.

Other Affiliated Entities

Mr. Moyes is the principal stockholder of SME Industries, Inc. (“SME”) and Swift Air, LLC (“Swift Air”). For the year ended December 31, 2011, the services we provided to SME included $0.4 million for freight services. Swift Air provides the Company with use of a corporate jet for business related travel. The rates charged to the Company are at rates generally more favorable than would be available to the Company for similar services charged by unaffiliated third party companies. For the year ended December 31, 2011, the Company paid Swift Air $0.4 million for these services.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Company’s By-laws provide that the number of directors shall not be less than 1 or more than 15, with the exact number to be fixed by the Board. Directors serve a term of one year from their election date to the annual meeting of stockholders. At least two-thirds of directors shall consist of persons who are not employees of the Company or of any subsidiary of the Company, provided that there shall not be at any time more than two directors who are employees of the Company.

Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected, in which case the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting.

The stockholders of the Company elect at the annual meeting successors for directors whose terms have expired. The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board. Executive officers are elected by the Board and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

Our Board nominates William Post, Jerry Moyes, Richard H. Dozer, David Vander Ploeg and Glenn Brown as directors to hold office for a term of one year, expiring at the close of the 2013 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The

Board believes that these incumbent directors standing for re-election are well-qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole. Biographical information on each of these nominees is set forth below under the caption “Nominees for Director.”

If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR

EACH OF THE DIRECTOR NOMINEES LISTED HEREIN

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

Nominees for Director

If elected at the Annual Meeting, all terms expire in 2013.

William Post

Mr. Post, 61, was appointed Chairman of our Board on December 16, 2010 in connection with our initial public offering. He is a member of the Audit Committee and Compensation Committee and is Chair of the Nominating and Governance Committee. In April 2009, Mr. Post retired as Chairman and CEO of Pinnacle West Capital Corporation (“Pinnacle West”) and retired from its board of directors in 2010. He joined Arizona Public Service (the largest subsidiary of Pinnacle West and the largest electric utility in Arizona) in 1973 and held various officer positions at Arizona Public Service beginning in 1982, including Vice President and Controller, Vice President of Finance and Regulation, then in 1997 Chief Operating Officer, and President and CEO in 1999. Mr. Post joined the board of Arizona Public Service in 1994 and the board of Pinnacle West in 1997. He became Chairman of the Board of Pinnacle West in 2001 and retired from the boards of both APS and Pinnacle West in April 2010. Mr. Post received a bachelor of science degree from Arizona State University in 1973. He currently serves on the boards of U.S. Airways, First Solar, Inc., Blue Cross Blue Shield of Arizona, Clear Energy Systems, Translational Genomics Research Institute, and the Thunderbird School of International Management. Mr. Post’s qualifications to serve as Chairman of our Board includes his substantial experience serving as Chairman on numerous boards of directors, including his current role as Chairman of the Board of Trustees of Arizona State University, and as a past Chairman on the boards of Suncor Development Company, Stagg Information Systems, Nuclear Assurance Corporation, Nuclear Electric Insurance Limited, the Institute of Nuclear Power, Blue Cross Blue Shield of Arizona and El Dorado Investment Company. Mr. Post also served as a director of Phelps Dodge Corporation from 2001 to 2007.

In addition to his corporate work, Mr. Post has also been very active in the community serving as Chairman of the Boards of the Business Coalition, Greater Phoenix Leadership, Greater Phoenix Economic Council, Greater Phoenix Chamber of Commerce, the United Way campaign and currently is Chairman of the Board of Trustees of Arizona State University.

Mr. Post has received numerous awards and honors including the National Americanism Award from the Anti-Defamation League, the Arizona Heritage Award and an Honorary Doctorate of Letters from Northern Arizona University.

Jerry Moyes

Mr. Moyes, 68, is CEO and a member of our Board. He served as CEO, President and Chairman of our Board from May 2007 when Mr. Moyes took the Company private, until Mr. Post was appointed as Chairman of the Board on December 16, 2010 in connection with our initial public offering. In 1966, Mr. Moyes formed Common Market Distribution Corp., which was later merged with Swift Transportation which he also founded. In 1986, Mr. Moyes became Chairman of the Board, President, and CEO of Swift Transportation, positions he held until 2005. In October 2005, Mr. Moyes stepped down from his executive positions at Swift Transportation, although he continued to serve as a Board member. Mr. Moyes has a history of leadership and involvement with the transportation and logistics industry, such as serving as past Chairman and President of the Arizona Trucking Associations, board member and Vice President of the American Trucking Associations, and a board member of the Truckload Carriers Association. Also, Mr. Moyes is a highly regarded, frequently sought after speaker at logistics and transportation forums. Mr. Moyes’ experience, comprehensive knowledge of the transportation and logistics services industry and inside perspective of our day-to-day operations provides essential insight and guidance to our Board. Mr. Moyes holds complete or significant ownership interest in, and serves as Chairman of the board of directors of, numerous other entities, including Central Refrigerated, Central Freight Lines, Inc., SME Industries, Southwest Premier Properties, and various commercial and residential real estate properties.

Mr. Moyes also served from September 2000 until April 2002 as Chairman of the board of Simon Transportation Services, Inc.(“Simon Transportation”), a former publicly traded trucking company providing nationwide, predominantly temperature controlled, transportation services for major shippers. Mr. Moyes graduated from Weber State University in 1966 with a bachelor of science degree in business administration. The Weber State College of Education is named after Mr. Moyes.

Mr. Moyes was a member of the board of directors of the Phoenix Coyotes of the National Hockey League, or the NHL, from 2002 until 2009 and was the majority owner of the Phoenix Coyotes from September 2006 until November 2, 2009, when the assets of the team were purchased by the NHL out of a bankruptcy filed on May 5, 2009. The bankruptcy proceedings are winding down pursuant to the Second Amended Plan dated December 1, 2010 (D.E. 1339) approved by the Court pursuant to the Findings of Fact, Conclusions of Law and Order Confirming the Second Amended Plan entered February 24, 2011. On March 5, 2010, the NHL filed a complaint against Mr. Moyes in New York state court alleging breach of contract and aiding and abetting breach of fiduciary duty claims arising out of the bankruptcy filing and an attempt to sell the Coyotes without NHL consent. The NHL is claiming damages of approximately $80 million. The lawsuit has since been removed to federal court in New York and transferred to the bankruptcy court for the federal court in Arizona. Mr. Moyes has filed a motion to dismiss the NHL’s claims and is vigorously defending this action. Mr. Moyes also served from September 2000 until April 2002 as Chairman of the board of Simon Transportation Simon Transportation filed for protection under Chapter 11 of the United States Bankruptcy Code on February 25, 2002, and was subsequently purchased from bankruptcy by Central Refrigerated. In September 2005, the SEC filed a complaint in federal court in Arizona alleging that Mr. Moyes purchased an aggregate of 187,000 shares of Swift stock in May 2004 while he was aware of material non-public information. Mr. Moyes timely filed the required reports of such trades with the SEC, and voluntarily escrowed funds equal to his putative profits into a trust established by the Company. After conducting an independent investigation of such purchases and certain other repurchases made by Swift Transportation that year at Mr. Moyes’ direction under its repurchase program, Swift instituted a stricter insider trading policy and a pre-clearance process for all trades made by insiders. Mr. Moyes stepped down as President in November 2004 and as CEO in October 2005. Mr. Moyes agreed, without admitting or denying any claims, to settle the SEC investigation and to the entry of a decree permanently enjoining him from violating securities laws, and paid approximately $1.5 million in disgorgement, prejudgment interest, and penalties.

Richard H. Dozer

Mr. Dozer, 55, has served as a director of Swift since April 2008. He is Chair of the Audit Committee and a member of the Compensation Committee and Nominating and Corporate Governance Committee. Mr. Dozer is currently Chairman of GenSpring Family Office — Phoenix. Prior to this role, Mr. Dozer served as principal of CDK Partners from 2006 until 2008. Mr. Dozer served as President of the Arizona Diamondbacks Major League Baseball team from its inception in 1995 until 2006, and Vice President and Chief Operating Officer of the Phoenix Suns National Basketball Association team from 1987 until 1995. Early in his career, he was an audit manager with Arthur Andersen and served as its Director of Recruiting for the Phoenix, Arizona office. Mr. Dozer holds a bachelor of science degree in business administration — accounting from the University of Arizona and is a former certified public accountant. Mr. Dozer currently serves on the boards of directors of Blue Cross Blue Shield of Arizona, Apollo Group and Viad Corporation, a publicly traded company that provides exhibition, event, and retail marketing services, as well as travel and recreation services in North America, the United Kingdom, and the United Arab Emirates. Mr. Dozer is presently or has previously served on many boards, including Teach for America — Phoenix, Greater Phoenix Valley of the Sun Convention and Visitor’s Bureau, Greater Phoenix Leadership, Greater Phoenix Economic Council, ASU-Board of the Dean’s Council of 100, Arizona State University MBA Advisory Council, Valley of the Sun YMCA, Nortust of Arizona, and others. Mr. Dozer’s qualifications to serve on our Board include his experience serving as a director of Viad Corporation, a publicly traded company and his service as the chair of the audit committee of Blue Cross Blue Shield of Arizona. Mr. Dozer also has financial experience from his audit manager position and other positions with Arthur Andersen from 1979 to 1987, during which time he held a certified public accountant license. In addition, Mr. Dozer has long-standing relationships within the business, political, and charitable communities in the State of Arizona.

David Vander Ploeg

Mr. Vander Ploeg, 53, has served as a director of Swift since September 2009. He is the Chair of the Compensation Committee and a member of the Audit Committee and Nominating and Corporate Governance Committee. Mr. Vander Ploeg has served as the Executive Vice President and CFO of School Specialty, Inc.

(“School Specialty”) since April 2008. Prior to this role, Mr. Vander Ploeg served as Chief Operating Officer of Dutchland Plastics Corp., from 2007 until April 2008. Prior to that role, Mr. Vander Ploeg spent 24 years at Schneider National, Inc., a provider of transportation and logistics services, and was Executive Vice President - CFO from 2004 until his departure in 2007. Prior to joining Schneider National, Inc., Mr. Vander Ploeg was a senior auditor for Arthur Andersen. Mr. Vander Ploeg holds a bachelor of science degree in accounting and a master’s degree in business administration from the University of Wisconsin-Oshkosh. He is a past board member at Dutchland Plastics and a member of the American Institute of Certified Public Accountants and the Wisconsin Institute of Certified Public Accountants. Mr. Vander Ploeg’s qualifications to serve on our Board include his 24-year career at Schneider National, Inc., where he advanced through several positions of increasing responsibility and gained extensive experience in the transportation and logistics services industry. His involvement with a public company board at School Specialty also provides us with valuable insight on public company governance practices.

Glenn Brown

Mr. Brown, 69, was appointed to our Board on December 16, 2010 in connection with our initial public offering. He is a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee. In 2005, Mr. Brown retired as CEO of Contract Freighters Inc. (“CFI”), a U.S.-Mexico truckload carrier that was sold to Con-way Inc. in 2007, where Mr. Brown worked since 1976. During his tenure at CFI, Mr. Brown also served as President and Chairman. Prior to working with CFI, Mr. Brown was employed by Tri-State Motor Transit from 1966 through 1976. Mr. Brown serves on the boards of directors of Freeman Health System and the Joplin (Missouri) Humane Society. Mr. Brown’s qualifications to serve on our Board include his extensive experience gained in various roles within the transportation and logistics services industry, including his service as a past Vice-Chairman of the American Trucking Associations, Inc., and as a board member of the Truckload Carriers Association and the Missouri Trucking Association.

Experience, Qualifications, Attributes and Skills

In addition to the business, financial and industry experience set forth in the biographical information of each director nominee, each director nominee possesses the following experience, qualifications, attributes and skills, which are required of all candidates nominated for election or reelection to the Board:

•	The highest level of personal and professional ethics, integrity and values;

•	An inquiring and independent mind;

•	Practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, finance and accounting, government, education or technology;

•	Expertise that is useful to Swift and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;

•	Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

•	Commitment to serve on the Board for several years to develop knowledge about Swift’s business;

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•	Involvement only in activities or interests that do not conflict with the director’s responsibilities to Swift and its stockholders

DIRECTOR COMPENSATION

Swift pays only non-employee directors for their services as directors. Directors who are also officers or employees of the Company are not eligible to receive any of the compensation described below.

In calendar year 2011, compensation for nonemployee directors was as follows:

•	an annual retainer of $75,000, paid in cash to the Chairman,

•	an annual retainer of $50,000 paid in cash to all non-employee directors,

•	an annual retainer of $10,000, paid in cash, to the Audit Committee Chairman,

•	an annual retainer of $5,000, paid in cash, to the Compensation Committee Chairman,

•	an annual retainer of $5,000, paid in cash, to the Nominating and Corporate Governance Committee Chairman,

•	$5,000 for each Board meeting attended in person,

•	$3,000 for each Audit Committee meeting attended in person,

•	$1,250 for each Compensation Committee meeting attended in person,

•	$1,250 for each Nominating and Governance Committee meeting attended in person,

•	$1,000 for each meeting attended telephonically,

•	reimbursement of expenses to attend Board and committee meetings, and

•

an annual grant of $35,000 in Class A restricted common stock of the Company which vests in three equal installments on each of the first three anniversaries from the date of grant. These restricted shares must be also be held and remain non-transferrable for a minimum of four years from the date of grant.

The following table provides information for the fiscal year ended December 31, 2011, regarding all plan and non-plan compensation awarded to, earned by, or paid to, each person who served as a director for 2011:

Name	Fees Earned or Paid in Cash ($)	EQUITY AWARDS ($)(2)	Total ($)
Jerry Moyes(1)	—	—	—
William Post	169,833	35,000	204,833
Glenn Brown	102,583	35,000	137,583
Richard H. Dozer	174,000	35,000	209,000
David Vander Ploeg	160,667	35,000	195,667

(1)	Employees of Swift who serve as directors receive no additional compensation, although we may reimburse them for travel and other expenses. See “Executive Compensation — 2011 Summary Compensation Table” below for disclosure of Mr. Moyes’ compensation as CEO for 2011.

(2)	Annual grant of $35,000 in Class A restricted common stock of the Company which vests in three equal installments on each of the first three anniversaries from the date of grant. These restricted shares must be also be held and remain non-transferrable for a minimum of four years from the date of grant. For 2011, each director received 2,336 Class A restricted common shares of the Company.

As of December 31, 2011, Messrs. Dozer and Vander Ploeg hold options to acquire 4,000 shares of our Class A common stock.

MANAGEMENT

Executive Officers

The following table sets forth the names, ages, and positions of our executive officers as of December 31, 2011:

Name	Age	Position
Jerry Moyes	68	Chief Executive Officer and Director
Richard Stocking	42	President, Chief Operating Officer
Virginia Henkels	43	Executive Vice President, Chief Financial Officer, and Treasurer
Kenneth C. Runnels	47	Executive Vice President — Fleet Operations
Rodney Sartor	56	Executive Vice President — Network
Mark Young	54	Executive Vice President Swift, President Swift Intermodal
James Fry	50	Executive Vice President, General Counsel, Corporate Secretary

Jerry Moyes is CEO and a member of our Board. Biographical information about Mr. Moyes business experience and other matters is included under the heading “— Nominees for Director.”

Richard Stocking has served as our President since July 2010 and as President and Chief Operating Officer of our trucking subsidiary, Swift Transportation Co. of Arizona, LLC, since January 2009. Mr. Stocking served as Executive Vice President, Sales of Swift from June 2007 until July 2010. Mr. Stocking previously served as Regional Vice President of Operations of Swift’s Central Region from October 2002 to March 2005, and as Executive Vice President of the Central Region from March 2005 to June 2007. Prior to these roles, Mr. Stocking held various operations and sales management positions with Swift over the preceding 13 years.

Virginia Henkels has served as our Executive Vice President, CFO and Treasurer since May 2008 and as our Corporate Secretary through May 2010. Ms. Henkels joined Swift in 2004 and, prior to her current position, was most recently the Assistant Treasurer and Investor Relations Officer. Prior to joining Swift, Ms. Henkels served in various finance and accounting leadership roles for Honeywell during a 12-year tenure. During her last six years at Honeywell, Ms. Henkels served as Director of Financial Planning and Reporting for its global industrial controls business segment, Finance Manager of its building controls segment in the United Kingdom, and Manager of External Corporate Reporting. Ms. Henkels completed her bachelor of science degree in finance and real estate at the University of Arizona, obtained her master’s degree in business administration from Arizona State University, and passed the May 1995 certified public accountant examination.

Kenneth C. Runnels has served as our Executive Vice President, Fleet Operations of Swift Transportation Co. of Arizona, LLC since August 2011 and served as Executive Vice President of Eastern Region Operations from November 2007 to August 2011. Mr. Runnels previously served as Vice President of Fleet Operations, Regional Vice President, and various operations management positions from 1983 to June 2006. From June 2006 until his return to Swift, Mr. Runnels was Vice President of Operations with U.S. Xpress Enterprises, Inc.

Rodney Sartor has served as Executive Vice President Network since August 2011 and served as Executive Vice President of Western Region Operations from May 2007 to August 2011. Mr. Sartor initially joined us in May 1979. He served as our Executive Vice President from May 1990 until November 2005, as Regional Vice President from August 1988 until May 1990, and as Director of Operations from May 1982 until August 1988. From November 2005 until May 2007, Mr. Sartor served as Vice President of Truckload Linehaul Operations for Central Freight Lines, Inc.

Mark Young has served as Executive Vice President of Swift and President of our subsidiary, Swift Intermodal, LLC, since November 2005. Mr. Young joined us in 2004 and, prior to his current position, he served as Vice President of Swift Intermodal, LLC. Prior to joining us, Mr. Young worked in transportation logistics with Hub Group for five years as Vice President of National Sales, President of Hub Group in Texas, and President of Hub Group in Atlanta. Mr. Young was also employed by CSX Intermodal as Director of Sales for the southeast, southwest, and Mexico regions for eight years prior to his employment with Hub Group. Before joining CSX Intermodal, Mr. Young worked for ABF Freight System, Inc. where he held a variety of sales, operating, and management positions. Mr. Young received a bachelor of science in business administration from the University of Arkansas and is a graduate of the executive program, Darden School of Business, University of Virginia. Mr. Young is a member of the Intermodal Association of North America, National Freight Transportation Association, National Defense Transportation Association, and the Traffic Club of New York.

James Fry has served as our Executive Vice President, General Counsel, and Corporate Secretary since May 2010. Mr. Fry joined Swift in January 2008 and prior to his current position he served as corporate counsel for us through August 2008 when he became General Counsel and Vice President. For the five-year period prior to joining us, Mr. Fry served as General Counsel for the publicly-traded company, Global Aircraft Solutions, Inc. and its wholly-owned subsidiaries, Hamilton Aerospace and Worldjet Corporation. In addition to the foregoing general counsel positions, Mr. Fry also served for eight years as in-house corporate counsel for both public and private aviation companies and worked in private practice in Pennsylvania for seven years prior to his in-house positions. Mr. Fry also served as a hearing officer for the county court in Pennsylvania. Mr. Fry received a bachelor’s degree with honors from the Pennsylvania State University and obtained his Juris Doctor from the Temple University School of Law. Mr. Fry is admitted to practice law in the State of Pennsylvania and is admitted as in-house counsel in the State of Arizona.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2011.

This report is submitted by the Compensation Committee.

David Vander Ploeg — Chairman

William Post

Richard H. Dozer

Glenn Brown

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference to any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The purpose of this compensation discussion and analysis (“CD&A”), is to provide information about the compensation earned by our named executive officers (as such term is defined in the “Summary Compensation Table” section below) and to explain our compensation process and philosophy and the policies and factors that underlie our decisions with respect to the named executive officers’ compensation. As we describe in more detail below, the principal objectives of our executive compensation strategy are to attract and retain talented executives, reward strong business results and performance, and align the interest of executives with our stockholders. In addition to rewarding business and individual performance, the compensation program is designed to promote the achievement of both annual performance objectives and long-term objectives.

Processes and Procedures for Considering and Determining Executive Compensation

Our Compensation Committee is responsible for reviewing and approving the compensation of the CEO and the other named executive officers. Compensation for our named executive officers is established based upon the scope of their responsibilities, experience, and individual and company performance, taking into account the compensation level from their recent prior employment, if applicable. Since July 21, 2010, the Compensation Committee consists entirely of “non-employee directors” as defined in Rule 16b-3(b)(3) under the Exchange Act, “outside directors” within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code, and “independent directors” as defined under the rules of the NYSE.

The Compensation Committee’s responsibilities include, but are not limited to:

•	administering all of Swift’s stock-based and other incentive compensation plans;

•	annually reviewing corporate goals and objectives relevant to the compensation of our named executive officers and evaluating performance in light of those goals and objectives;

•	approving base salary and other compensation of our named executive officers;

•	overseeing and periodically reviewing the operation of all of Swift’s stock-based employee (including management and director) compensation plans;

•	reviewing and adopting all employee (including management and director) compensation plans, programs, and arrangements, including equity grants and other executive benefits and perquisites;

•	periodically reviewing the outside directors’ compensation arrangements to ensure their competitiveness and compliance with applicable laws; and

•	approving corporate goals and objectives and determining whether such goals have been met.

Role of compensation consultants.    The Compensation Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors and consultants as deemed appropriate to assist in the continual development and evaluation of executive compensation policies and determination of compensation awards. In 2011, the Committee engaged Pearl Meyer & Partners (the “Consultant”) to assist the Committee in its evaluation of compensation for our executives. The Consultant prepared a competitive analysis of the compensation of the Company’s executives and made recommendations for changes to the existing compensation program. The Consultant continues to review our executive compensation practices and will report its finding and will make further recommendations to the Committee for consideration.

Role of management in determining executive compensation.    Our President provides information to the Compensation Committee on our financial performance and the performance of the individual executives for consideration in determining the named executive officers’ compensation. The performance of each executive is formally reviewed each year by the President and shared with the Compensation Committee. Individual performance evaluations consider individual goals and include discussion of the executive’s strengths and overall value to the Company. Our President also assists the Compensation Committee in recommending salary levels and the type and structure of other awards. Our CEO provides input to the Compensation Committee on our President’s performance each year and CEO performance is reviewed separately by the Compensation Committee.

Objectives of our Compensation Programs

The principal objectives of our executive compensation programs are to attract, retain, and motivate talented executives, reward strong business results and performance, and align the executive’s interests with stockholder interests. The objectives are based on the following core principles, which we explain in greater detail below:

•	Business performance accountability. Compensation should be tied to our performance in key areas so that executives are held accountable through their compensation for our performance.

•	Individual performance accountability. Compensation should be tied to an individual’s performance so that individual contributions to our performance are rewarded.

•	Alignment with stockholder interests. Compensation should be tied to our performance through stock incentives so that executives’ interests are aligned with those of our stockholders.

•	Retention. Compensation should be designed to promote the retention of key employees.

•	Competitiveness. Compensation should be designed to attract, retain, and reward key leaders critical to our success by providing competitive total compensation.

Elements of our Compensation Program

In general, our compensation program consists of three major elements: base salary, performance-based annual cash incentives, and long-term incentives designed to promote long-term performance and key employee retention. Our named executive officers are not employed pursuant to employment agreements.

Base salary.    The Compensation Committee, with the assistance of our President with respect to the other named executive officers, annually reviews the base salary of each named executive officer. If appropriate, adjustments are made to base salaries as a result. Annual salaries are based on experience, responsibilities, our performance for the fiscal year and subjective evaluation of each executive’s contribution to that performance.

The following base annual salaries were effective in 2011 for the named executive officers: Mr. Moyes —$508,400; Mr. Stocking — $416,411; Ms. Henkels — $288,959; Mr. Runnels — $230,841; and Mr. Fry — $230,841.

Annual cash incentives.    The Compensation Committee believes annual cash incentives promote superior operational performance, disciplined cost management, and increased productivity and efficiency that contribute significantly to positive results for our stockholders. Our compensation structure provides for annual performance incentives that are linked to our earnings objectives for the year and intended to compensate our named executive officers for our annual performance measures, which measures are designed to enhance shareholder value. The annual incentive process involves the following steps:

•	establishing our overall performance goals;

•	setting target incentives for each individual;

•	measuring our actual financial performance against the predetermined goals to determine incentive payouts; and

•	making discretionary judgments and changes to the results, if appropriate.

The steps for the 2011 annual cash incentive payment are described below:

(1) Establishing our performance goals.    For the 2011 annual incentive (the “2011 Incentive”), the Compensation Committee, with the assistance and input of management, set company-wide performance goals for the 2011 fiscal year, which were approved by the Board in February 2011. Such goals were set in order to incentivize management to improve profitability and thereby increase long-term stockholder value.

The 2011 Incentive payout percentages were determined based on our meeting specified Adjusted Earnings Per Share (“EPS”) levels. Adjusted EPS for this purpose means (a) income or loss before income taxes plus (i) amortization of intangibles from our 2007 going private transaction, (ii) non-cash impairments, (iii) other special non-cash items, (iv) excludable transaction costs, (v) the mark to market adjustment on our interest rate swaps that is recognized in the statement of operations in a given period, and (vi) the amortization of previous losses recorded in accumulated other comprehensive income related to the interest rate swaps we terminated upon our IPO and refinancing transactions in December 2010, (b) reduced by income taxes at 39%, our normalized effective tax rate, and (c) divided by weighted average diluted shares outstanding. The 2011 Incentive payout percentages upon attainment of certain levels of Adjusted EPS were as follows:

Level of Attainment:	Threshold	Target	Stretch	Maximum
Target Bonus Pool %	50%	100%	150%	200%
Adjusted EPS Equivalent	0.83	0.94	1.03	1.12

(2) Setting a target incentive.    The 2011 Incentive target payout amounts for each named executive officer, expressed as a percentage of the executive’s salary, are based on the executive’s job grade. The actual payment levels were based on achievement of the specified levels of Adjusted EPS set forth above and individual performance. The actual payments the named executive officers were eligible to receive corresponds to the percentage of their individual target incentive multiplied by the percentage of the incentive payout, which may be adjusted based on overall team performance, terminal or department performance, and individual performance. The target incentives expressed as a percent of salary, for each named executive officer for 2011 were approximately as follows: up to 90% for Mr. Moyes, 70% for Mr. Stocking and 50% for Ms. Henkels and Messrs. Runnels and Fry.

(3) Measuring performance.    The Compensation Committee reviewed Swift’s actual performance against the established goals and determined that the threshold levels were not met (actual Adjusted EPS for 2011 was $0.79, versus the threshold of $0.83). Accordingly, there were no payouts under the 2011 Incentive.

(4) Discretionary Bonuses.    Although the Company did not attain the required Adjusted EPS target goals under the 2011 Incentive, management recommended to the Compensation Committee that a discretionary bonus in an amount equal to the target incentive payout under the 2011 Incentive be made for the following reasons:

(a) The Company achieved record Adjusted EBITDA for the 2011 fiscal year;

(b) The Company achieved record operating ratio for the 2011 fiscal year;

(c) Employees participated in strategic focus teams that developed and implemented key strategic initiatives that had a direct impact on the Company achieving record EBITDA and operating ratio; and

(d) Management established overly aggressive Adjusted EPS goals at the commencement of 2011. These goals were established based on an assumption of a level of general economic recovery and activity in the United States that was not reached during the course of 2011.

Our Compensation Committee agreed with management’s recommendation and approved a 2011 discretionary cash bonus at the recommended incentive target levels.

Long-term incentives.    Long-term incentives in our compensation program are principally equity based. Our equity based incentives have traditionally consisted of stock options granted under our 2007 Omnibus Incentive Plan (“2007 Plan”) and are designed to promote long-term performance and the retention of key employees. The Compensation Committee grants stock options to individual employees and executives in amounts determined based on pay grade. The objective of the program is to align compensation over a multi-year period with the interests of our stockholders by motivating and rewarding the creation and preservation of long-term stockholder value. The level of equity compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to the named executive officers and the goals of the compensation program described above.

We did not make an equity-based grant in 2011, as we were in the process of evaluating our future equity grant program at year-end. We expect to begin making equity grants on an annual basis in 2012 when we have completed the design of the program and gained approval from the Compensation Committee.

Compensation Arrangements for 2012

Similar to the 2011 Incentive, the Compensation Committee approved a 2012 incentive plan that is based on the Company achieving certain pre-established Adjusted EPS targets with the target incentives expressed as a percent of salary for each currently named executive officer as follows: up to 90% for Mr. Moyes, 70% for Mr. Stocking and 50% for Ms. Henkels and Messrs. Runnels and Fry.

Individual Agreements with our Named Executive Officers

We have not entered into employment, change in control or severance agreements with any of our named executive officers.

Material Perquisites to our Named Executive Officers

We do not offer any material perquisites to our named executive officers.

Alignment of each Element of Compensation and our Decisions regarding that Element with Overall Compensation Objectives

Before establishing or recommending executive compensation payments or awards, the Compensation Committee considers all the components of such compensation, including current salary, annual and long-term incentive awards, and prior equity grants. The Compensation Committee considers each element in relation to the others when setting total compensation, with a goal of setting overall compensation at levels that the Compensation Committee believes are appropriate.

Impact of Taxation and Accounting Considerations on the Decisions regarding Executive Compensation

The Compensation Committee also takes into account tax and accounting consequences of the total compensation program and the individual components of compensation, and weighs these factors when setting total compensation and determining the individual elements of an officer’s compensation package.

2011 SUMMARY COMPENSATION TABLE

The following table provides information about compensation awarded and earned during 2011, 2010, and 2009 by our CEO, CFO, and the three most highly compensated executive officers (other than the CEO and CFO), or collectively, the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation ($)(4)	Total ($)

Jerry Moyes,	2011	508,400	294,457		—	—	9,206	812,063
Chief Executive Officer	2010	501,292	—		—	—	12,274	513,566
	2009	490,385	—		—	—	10,256	500,641

Richard Stocking,	2011	416,411	294,457		—	—	9,051	719,919
President, Chief	2010	401,292	—		134,080	571,600	9,001	1,115,973
Operating Officer	2009	386,707	—		169,500	—	11,447	567,654

Virginia Henkels	2011	288,959	145,951		—	—	9,206	444,116
Executive Vice President,	2010	276,292	—		100,560	283,400	9,156	669,408
Chief Financial Officer	2009	269,711	—		—	—	10,256	279,967

Kenneth Runnels,	2011	230,841	116,596		—	—	9,206	356,643
Executive Vice President	2010	219,292	—		100,560	226,400	9,306	555,558
Operations	2009	213,808	—		—	—	10,909	224,717

James Fry,	2011	230,841	136,596	(5)	—	—	1,701	369,138
Executive Vice President	2010	191,467	—		50,280	198,575	8,700	449,022
General Counsel	2009	171,634	—		118,720	—	0	290,354

(1)	This column represents the 2011 discretionary bonus amounts in an amount equal to the target payout amount under the 2011 Incentive for each named executive officer as approved by the Compensation Committee and paid to the named executive officers in February 2012. Although Mr. Moyes is eligible to receive up to 90% of his salary as his target bonus, he voluntarily elected to receive a bonus that was equal to Mr. Stocking’s bonus.

(2)	This column represents the grant date fair value of stock options under Topic 718 granted to each of the named executive officers in 2010 and 2009. For additional information on the valuation assumptions with respect to the 2010 and 2009 grants, refer to Note 19 of the Company’s audited consolidated financial statements included in our Annual Report filed on Form 10K.

(3)	The amounts for a given year represent the amount of incentive compensation earned with respect to such year. The Incentive Plan compensation amounts were calculated based on our actual financial performance for 2010 and 2009, as compared with established targets.

(4)	This column represents all other compensation paid to the named executive officers for employer 401(k) matches, executive disability insurance, and other benefits, none of which individually exceeded $10,000.

(5)	Includes additional $20,000 discretionary bonus paid in 2011 for work performed in connection with the initial public offering of the Company.

GRANTS OF PLAN-BASED AWARDS IN 2011

The following table provides estimated information about non-equity plan-based awards that may be granted to the named executive officers in 2011. There were no equity based awards to named executive officers in 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards for 2011(1)
		Threshold ($)	Target ($)	Maximum ($)
Jerry Moyes	2/18/11	228,780	457,560	915,120
Richard Stocking	2/18/11	147,229	294,457	588,914
Virginia Henkels	2/18/11	72,976	145,951	291,902
Kenneth Runnels	2/18/11	58,298	116,596	233,192
James Fry	2/18/11	58,298	116,596	233,192

(1)	These columns represent the potential value of 2011 annual cash incentive payouts for each named executive officer, for which target amounts were approved by the Compensation Committee in February 2011. The Company did not attain the required Adjusted EPS target goals for 2011, and accordingly no incentive cash payments were made under the 2011 Incentive. However the Company did make a discretionary cash bonus payment, as noted in the CD&A under the caption “Executive Compensation-Elements of our Compensation Program-Annual Cash Incentive and, the bonus column of the Summary Compensation Table and related footnote.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The following table provides information on the current holdings of stock options of the named executive officers. This table includes unexercised and unvested options as of December 31, 2011. Each equity grant is shown separately for each named executive officer.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date
Jerry Moyes	—	—	—	—
Virginia Henkels	13,333	6,667	11.00	10/16/2017
	33,333	66,667	11.00	08/27/2018
	—	24,000	8.80	02/28/2020
Richard Stocking	80,000	40,000	11.00	10/16/2017
	—	40,000	8.61	12/31/2019
	—	32,000	8.80	02/28/2020
James Fry	10,666	21,334	11.00	10/16/2017
	—	28,000	8.61	12/31/2019
		12,000	8.80	02/28/2020
Kenneth Runnels	40,000	80,000	11.00	08/27/2018
	—	24,000	8.80	02/28/2020

(1)	The stock options vest upon a five-year vesting period at a rate of 33 1/3% beginning with the third anniversary date of the grant.

(2)	In 2010, we repriced our outstanding stock options that had strike prices above the initial public offering price per share to $11.00, the initial public offering price per share.

Option Exercises and Stock Vested in 2011

No named executive officer exercised stock options in 2011.

Potential Payments Upon Termination or Change-in-Control

We do not currently have employment, change-in-control, or severance agreements with any of our named executive officers.

As described under the heading “Elements of our Compensation Program — Long Term Incentives”, pursuant to the named executive officers’ individual option award agreements, options held by the named executive officers, all vest upon a change-in-control of Swift. Assuming a change-of-control occurred on December 31, 2011, the intrinsic value of unvested options for our named executive officers would be $0 based on a closing price of $8.24 per share of our common stock on the NYSE on December 30, 2011, which is less than the exercise price of the unvested options.

Retirement and Deferred Compensation

We do not provide any retirement benefits or deferred compensation arrangements to our named executive officers other than our 401(k) plan, which is available to all employees meeting the plan’s basic eligibility requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our Class A common stock and Class B common stock as of March 22, 2012 for:

•	all of our executive officers and directors as a group;

•	each of our named executive officers;

•	each of our directors; and

•	each beneficial owner of more than 5% of any class of our outstanding shares.

The percentage of beneficial ownership of our common stock is based on 52,495,236 shares of Class B common stock issued and outstanding and 87,027,234 shares of Class A Common Stock issued and outstanding for a total of 139,522,470 shares of common stock issued and outstanding as of March 22, 2012.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)(2)	Class of Common Stock	Number	Percent of Total Common Stock(3)	Percent of Total Voting Power(4)
Named Executive Officers and Directors:
Jerry Moyes(5)(6)	B	48,353,470	34.7%	50.4%
Jerry Moyes(7)	A	7,901,597	5.7%	4.1%
Richard Stocking	A	81,500	*	*
Virginia Henkels	A	58,166	*	*
James Fry	A	11,666	*	*
Kenneth Runnels	A	40,000	*	*
William Post	A	2,336	*	*
Richard H. Dozer	A	3,669	*	*
David Vander Ploeg	A	2,336	*	*
Glenn Brown	A	27,336	*	*
All executive officers and directors as a group (9 persons)	—	56,482,076	40.5%	54.6%
Other 5% Stockholders:
M Capital Group Investors, LLC(8), Delaware	B	23,978,782	17.2%	25.0%
P.O. Box 1397 Tolleson, Arizona 85353
Cactus Holding Company II, LLC(9), Alaska	A	7,621,497	5.5%	4.0%
P.O. Box 1397 Tolleson, Arizona 85353
Valinor Management, LLC(10)	A	7,928,113	5.7%	4.1%
and other affiliated entities 90 Park Avenue, 40th Floor New York, New York 10016
Putnam Investments, LLC(11)	A	6,300,928	4.5%	3.3%
and other affiliated entities One Post Office Square Boston, MA 02109
FMR LLC(12)	A	6,015,820	4.3%	3.1%
82 Devonshire Street, Boston, Massachusetts 02109
Sankaty Credit Opportunities III, L.P.(13)	A	4,668,325	3.3%	2.4%
and other affiliated entities John Hancock Tower 200 Clarendon St. Boston, MA 02116

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)(2)	Class of Common Stock	Number	Percent of Total Common Stock(3)	Percent of Total Voting Power(4)
Newland Capital Management, LLC(14)	A	4,481,290	3.2%	2.3%
and other affiliated entities 350 Madison Ave., 8th Floor New York, NY 10017
Invesco Ltd.(15)	A	4,294,680	3.1%	2.3%
and other affiliated entities 1555 Peachtree Street NE Atlanta, GA 30309

*	Represents less than 1% of the outstanding shares of our common stock or less than 1% of the voting power.

(1)	Except as otherwise indicated, addresses are c/o Swift, 2200 South 75th Avenue, Phoenix, Arizona 85043.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 22, 2012 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities.

(3)	Percent of total common stock represents the percentage of total shares of outstanding Class A common stock and Class B common stock.

(4)	Percent of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class A common stock is generally entitled to one vote per share of Class A common stock and each holder of Class B common stock is generally entitled to two votes per share of Class B common stock on all matters submitted to our stockholders for a vote.

(5)	Consists of Class B shares owned by (a) Mr. Moyes (72,215), (b) Mr. Moyes and Vickie Moyes, jointly (8,519,200) and (c) the Jerry and Vickie Moyes Family Trust dated December 11, 1987 (11,113,203), over which Mr. Moyes and Mrs. Moyes are co-trustees and have sole voting and dispositive power over the shares. Also includes (i) 23,978,782 Class B shares owned by M Capital Group Investors, LLC (a Delaware limited liability company) over which Mr. and Mrs. Moyes have sole voting and dispositive power over the shares and (ii) 4,670,070 Class B shares owned by Cactus Holding Company II, LLC, an Alaska limited liability company (“Cactus Holding”) over which Mr. and Mrs. Moyes have sole voting and dispositive power over the shares. 4,401,846 of the Cactus Holding Class B shares have been pledged to UBS as collateral to secure a personal loan by Mr. Moyes. 4,141,746 Class B shares owned by the various Moyes children’s trusts have been excluded because Mr. Moyes does not have voting and/or dispositive power over those shares.

(6)	Concurrently with our initial public offering in December 2010, Mr. Moyes, Jerry and Vickie Moyes, jointly, the Jerry and Vickie Moyes Family Trust and the various Moyes children’s trusts completed a private placement by a newly formed, unaffiliated trust (the “Trust”), of $262.3 million of its mandatory common exchange securities (the “Stockholder Offering”). Subject to certain exceptions, the Trust’s securities will be exchangeable into shares of our Class A common stock or alternatively settled in cash equal to the value of those shares of Class A common stock three years following December 15, 2010, the closing date of the Stockholder Offering. In connection with the Stockholder Offering, all Class B shares held by Jerry Moyes, Jerry and Vickie Moyes, jointly, the Jerry and Vickie Moyes Family Trust and the various Moyes children’s trusts have been pledged to the Trust.

(7)

Consists of Class A shares owned by (a) Cactus Holding (7,621,497) over which Mr. and Mrs. Moyes have sole voting and dispositive power over the shares all of such shares have been pledged as collateral to secure personal loans by Mr. Moyes as follows (i) 5,739,253 shares have been pledged to Morgan Stanley, (ii) 1,068,244 shares have been pledged to Barclays, and (iii) 814,000 shares have been pledged to UBS; (b) the Jerry and Vickie Moyes Family Trust dated December 11, 1987 (280,000) over which Mr. Moyes and Mrs. Moyes are co-trustees and have sole voting and dispositive power over the shares, and (c) Jerry Moyes (100).

(8)	Consists of 23,978,782 Class B shares owned by M Capital Group Investors, LLC over which Mr. and Mrs. Moyes have sole voting and dispositive power over the shares.

(9)	Consists of 7,621,497 Class A shares over which Mr. and Mrs. Moyes have sole voting and dispositive power over the shares and all of which have been pledged as collateral to secure personal loans by Mr. Moyes as follows (a) 5,739,253 shares have been pledged to Morgan Stanley, (b) 1,068,244 shares have been pledged to Barclays, and (c) 814,000 of which have been pledged to UBS.

(10)	Valinor Management, LLC, David Gallo and Valinor Capital Partners Offshore Master Fund, L.P. Schedule 13G/A filing, dated February 14, 2012, reports beneficial ownership collectively of 7,928,113 shares of Class A common stock beneficially owned by Valinor Management, LLC and David Gallo, with shared voting and dispositive power and 5,072,402 shares of Class A common stock beneficially owned by Valinor Capital Partners Offshore Master Fund, L.P. with shared voting and dispositive power.

(11)	Putnam Investments, LLC Schedule 13G filing, dated February 14, 2012, reports beneficial ownership collectively of 6,300,928 shares of Class A common stock, with sole voting power as to 119,728 shares and sole dispositive power as to 6,300,928 shares.

(12)	FMR LLC Schedule 13G/A filing, dated January 10, 2012, reports beneficial ownership collectively of 6,015,820 shares, with sole voting power as to 1,977,163 shares and sole dispositive power as to 6,015,820 shares.

(13)	Sankaty Credit Opportunities III, L.P., a Delaware limited partnership, Sankaty Credit Opportunities IV, L.P., a Delaware limited partnership, Sankaty Credit Opportunities (Offshore) IV, L.P., a Cayman Island exempted limited partnership, Sankaty Managed Account (PSERS), L.P., a Delaware limited partnership, Sankaty Advisors, LLC, a Delaware limited liability company in its capacity as the investment manager for a managed account client over which it has discretionary authority to acquire, dispose of, and vote securities, Prospect Harbor Credit Partners, L.P., a Delaware limited partnership, and Sankaty High Income Partnership, L.P., a Delaware limited partnership Schedule 13G/A filing, dated February 14, 2012, reports beneficial ownership collectively of 4,668,325 shares of Class A common stock, with sole voting and dispositive power.

(14)	Newland Capital Management, LLC, Newland Master Fund, Ltd., Ken Brodkowitz and Michael Vermut Schedule 13G/A filing, dated February 10, 2012, reports beneficial ownership collectively of 4,481,290 shares of Class A common stock, with shared voting and dispositive power.

(15)	Invesco Ltd. Schedule 13G/A filing, dated February 10, 2011, reports beneficial ownership collectively of 4,294,680 shares, with sole voting and dispositive power distributed as follows: Invesco Advisors, Inc. 4,249,646, Invesco PowerShares Capital Management 36,879, and Invesco National Trust Company 8,155.

PROPOSAL NO. 2:

ADVISORY VOTE ON THE COMPENSATION OF SWIFT’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, (“Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934.

As discussed in our CD&A, the principal objectives of our executive compensation programs are to attract, retain, and motivate talented executives, reward strong business results and performance, and align the executive’s interests with stockholder interests. The objectives are based on the certain core principles, which we explain in greater detail in the CD&A section of this proxy statement.

At the Company’s 2011 Annual Meeting of Stockholders held on June 3, 2011, more than 99% of the votes cast (excluding abstentions and broker non-votes) were in favor of the non-binding proposal on executive compensation. The Compensation Committee considered this a favorable outcome from stockholders and believes it reflects an endorsement of our compensation policies and philosophy. At the Annual Meeting of Stockholders, we will again hold an advisory vote to approve executive compensation. The Compensation Committee will continue to consider the results from this year’s and future advisory votes on executive compensation.

We believe that the Company’s executive compensation programs have been effective in incenting the achievement of our positive results. We are asking our stockholders to indicate their support for our named executive officers compensation as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives you as a stockholder the opportunity to express your views regarding our fiscal year 2011 executive compensation policies and procedures for named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Swift Transportation Company approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, compensation tables and related narrative discussion in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE

FOR

PROPOSAL TWO

PROPOSAL NO. 3:

APPROVAL OF THE 2012 EMPLOYEE STOCK PURCHASE PLAN

On March 28, 2012, the Board adopted the 2012 Employee Stock Purchase Plan (the “2012 Stock Purchase Plan”), subject to stockholder approval at the Annual Meeting. The plan will provide a means for our eligible employees and those of certain of our participating subsidiaries to purchase shares of our Class A common stock at a discount of 5% through payroll deductions. The complete text of the 2012 Stock Purchase Plan is attached to this Proxy Statement as Appendix A. The principal features of the 2012 Stock Purchase Plan are summarized below. This description is qualified in its entirety by reference to Appendix A.

The purpose of the 2012 Stock Purchase Plan is to provide employees of our company and certain participating subsidiaries with an opportunity to purchase shares of our Class A common stock through accumulated payroll deductions in order to increase their identification with our Company’s goals and secure a proprietary interest in our Company’s success. The Board believes that adoption of the plan will promote our interests and those of our stockholders by assisting us in attracting, retaining and stimulating the performance of employees and by aligning our employees’ interests with the interests of our stockholders.

The Board has directed that the 2012 Stock Purchase Plan be submitted to our stockholders at the Annual Meeting so that the plan may qualify for favorable tax treatment under Section 423 of the Internal Revenue Code (the “Code”). If the 2012 Stock Purchase Plan is not approved by our stockholders, we will not permit eligible employees to purchase shares of our Class A common stock under the 2012 Stock Purchase Plan.

Summary of the 2012 Employee Stock Purchase Plan

The 2012 Stock Purchase Plan permits eligible employees to authorize payroll deductions that will be utilized to purchase shares of our Class A common stock during a series of offering periods. Eligible employees will have a right, called a “Purchase Right,” to purchase shares of Class A common stock pursuant to the 2012 Stock Purchase Plan at a “Purchase Price” equal to 95% of the per share fair market value of our Class A common stock on the “Purchase Date,” which will be last trading day of each offering period. We intend to have the 2012 Stock Purchase Plan qualify as an “employee stock purchase plan” under Section 423 of the Code.

Subject to adjustment (a) as set forth in the following sentence or (b) upon changes in capitalization of our company, the maximum number of shares of Class A common stock that will be made available for sale under the 2012 Stock Purchase Plan initially will be 2,000,000 shares. Beginning with our fiscal year ending December 31, 2013 and thereafter, the maximum number of shares of Class A common stock that will be made available for sale under the 2012 Stock Purchase Plan will be increased, but not decreased, so that the maximum number of shares will not exceed the greater of (i) 2,000,000 shares or (ii) 1% of the number of issued and outstanding shares of Class A common stock as of the last day of the immediately preceding fiscal year, provided that the maximum number of shares of Class A common stock that may be added in any fiscal year of our company may not exceed 2,000,000 shares.

The Board or a committee appointed by the Board from time to time (the “Plan Committee”) will make appropriate and proportionate adjustments in the number and type of shares of Class A common stock that are subject to purchase under outstanding Purchase Rights and to the Purchase Price applicable to such outstanding Purchase Rights if any change is made in the stock subject to the 2012 Stock Purchase Plan or subject to any outstanding Purchase Rights under the 2012 Stock Purchase Plan because of a stock split, reverse stock split, stock dividend, combination or reclassification of the Class A common stock, or any other increase or decrease in the number of shares that is effected without receipt of consideration by our Company.

Eligibility

Participation in the 2012 Stock Purchase Plan is voluntary and is limited to employees of our company or of any “Participating Subsidiary” that has been designated by the Board or the Plan Committee as eligible to participate in the 2012 Stock Purchase Plan and who meet the otherwise applicable requirements of the 2012 Stock Purchase Plan. Individuals classified as independent contractors, consultants, advisers, or non-employee members of the Board are not considered “employees” for purposes of the 2012 Stock Purchase Plan.

Each employee who has been employed by our Company or a Participating Subsidiary for at least 90 days prior to the first trading day of an offering period will be eligible to participate in the 2012 Stock Purchase Plan for the offering period beginning on that date. The Board or the Plan Committee also may allow “prior service credit” for persons who become employees as a result of (a) the acquisition of an existing business entity by our Company or any Participating Subsidiary or (b) the hiring of one or more new employees as a result of the acquisition of new business operations by our Company or any Participating Subsidiary. Notwithstanding the foregoing, employees who are citizens or residents of a foreign jurisdiction will not be permitted to participate in the 2012 Stock Purchase Plan if (i) the grant of a Purchase Right under the 2012 Stock Purchase Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (ii) compliance with the laws of the foreign jurisdiction would cause the 2012 Stock Purchase Plan to violate the requirements of Section 423 of the Code.

An employee may not participate in the 2012 Stock Purchase Plan, however, if (a) immediately after the grant, such employee would own Class A common stock, including outstanding Purchase Rights to purchase Class A common stock under the 2012 Stock Purchase Plan, possessing 5% or more of the total combined voting power or value of our Class A common stock, or (b) participation in the 2012 Stock Purchase Plan would permit such employee’s rights to purchase Class A common stock under all of our employee stock purchase plans to exceed $25,000 in fair market value (determined at the time the Purchase Right is granted) of the Class A common stock for each calendar year in which such Purchase Right is outstanding.

As of March 21, 2012, we had approximately 13,496 employees who would have been eligible to participate in the 2012 Stock Purchase Plan had it been in effect on that date.

Administration

The Board or the Plan Committee will administer the 2012 Stock Purchase Plan. The Board or the Plan Committee will have the authority to (a) construe, interpret, and apply the terms of the plan, (b) prescribe, amend, and rescind rules and regulations relating to the plan, (c) determine eligibility of employees to participate in the plan, (d) designate the Participating Subsidiaries that will be eligible to participate in the plan, (e) correct any defect or rectify any omission in the plan, (f) adjudicate all disputed claims filed under the 2012 Stock Purchase Plan or reconcile any inconsistency in the plan and any Purchase Right granted under the plan, and (g) make all other determinations necessary or advisable for the administration of the plan. Every finding, decision, and determination made by the Board or the Plan Committee will be final and binding. The Board or the Plan Committee may delegate its authority and responsibility for administrative tasks under the plan.

Offering Periods, Purchase Price, and Employee Participation

The 2012 Stock Purchase Plan will be implemented through a series of offering periods. The first offering period is expected to begin on July 1, 2012 and end on September 30, 2012, and subsequent offering periods will correspond to the calendar quarters, unless changed by the Board or the Plan Committee. In no event will an offering period exceed 27 months.

The Purchase Price at which participants will purchase shares of Class A common stock in a given offering period initially will be 95% of the fair market value of a share of Class A common stock on the Purchase Date for such offering period. The Board or the Plan Committee may establish a different Purchase Price from time to time, provided that in no event may the Purchase Price for any offering period be less than the lower of (i) 85% of the fair market value of a share of Class A common stock on the enrollment date of such offering period, or (ii) 85% of the fair market value of a share of Class A common stock on the Purchase Date for such offering period.

An eligible employee may become a participant in the 2012 Stock Purchase Plan by completing and submitting to our Company (or our agent or third party administrator) an enrollment form prior to the first trading day of an offering period. The enrollment form will authorize payroll deductions of up to 15% of such employee’s “compensation” for each pay period during an offering period. For purposes of the 2012 Stock Purchase Plan, “compensation” means the gross cash compensation (including straight time wages, salary, commission, bonuses, and overtime earnings) paid by our company or a Participating Subsidiary to a participant in accordance with the terms of his or her employment, but excluding all expense allowances, contributions by our Company or a Participating Subsidiary to profit sharing plans, extraordinary compensation, and any compensation paid in a form other than cash. All payroll deductions made by a participant will be credited to an account set up for that participant under the 2012 Stock Purchase Plan.

A participant may discontinue his or her participation or reduce or increase future payroll deductions at any time during an offering period. A participant’s enrollment form will remain in effect for successive offering periods unless changed or terminated by such participant.

Grants of Purchase Rights; Automatic Purchases

On the enrollment date of each offering period, each participant in such offering period will be granted the right to purchase on the Purchase Date for such offering period up to a number of shares of Class A common stock determined by dividing (a) such participant’s payroll deductions accumulated during the offering period by (b) the Purchase Price equal to 95% of the per share fair market value on the Purchase Date, provided that in each offering period no participant will be permitted to purchase more than the number of shares determined by dividing $6,250 by the fair market value of a share of Class A common stock on the enrollment date for such offering period.

Unless a participant withdraws from the 2012 Stock Purchase Plan prior to the Purchase Date for a given offering period, the participant’s Purchase Right will be exercised automatically on the Purchase Date and the maximum number of whole shares subject to such Purchase Right will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account.

If the Board or the Plan Committee determines that, on a given Purchase Date, the number of shares with respect to which Purchase Rights are to be exercised may exceed (i) the number of shares of Class A common stock that were available for sale under the 2012 Stock Purchase Plan on the enrollment date of the applicable offering period, or (ii) the number of shares remaining available for sale under the 2012 Stock Purchase Plan on such Purchase Date, the Board or Plan Committee may provide that our Company shall make a pro rata allocation of the shares of Class A common stock available for purchase on such enrollment date or Purchase Date, as applicable, in as uniform a manner as may be practicable and as it shall determine to be equitable among all participants exercising rights to purchase Class A common stock on such Purchase Date, and terminate any or all offering periods then in effect as described under “Termination and Amendment,” below. Our Company may make a pro rata allocation of the shares available on the enrollment date of any applicable offering period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the 2012 Stock Purchase Plan by our stockholders subsequent to such enrollment date.

Because participation in the 2012 Stock Purchase Plan is voluntary and will depend on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions, the amount of future purchases by a given participant or by all participants under the 2012 Stock Purchase Plan are not determinable at this time. A participant will not have any voting, dividend, or other stockholder rights with respect to shares subject to any Purchase Right granted under the 2012 Stock Purchase Plan until the shares subject to the Purchase Right have been purchased and delivered to the participant according to the terms of the plan.

Withdrawal and Termination of Employment

A participant may withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to exercise his or her Purchase Right under the 2012 Stock Purchase Plan at any time. If a participant withdraws from an offering period, payroll deductions will not resume at the beginning of any succeeding offering period unless the participant completes and submits to our company (or its designated agent or third party administrator) a new enrollment form.

If a participant ceases to be an employee of our Company and any of the Participating Subsidiaries for any reason, the participant’s Purchase Rights will be automatically terminated and the payroll deductions credited to his or her account during the offering period but not yet used to exercise the Purchase Right will be returned to the participant or, in the case of a participant’s death, to the person or persons who become entitled to the payroll deductions credited to the participant’s account. A participant’s withdrawal from an offering period will not have any effect upon his or her eligibility to participate in any similar plan that may be adopted by our Company in the future or in succeeding offering periods under the 2012 Stock Purchase Plan that commence after the termination of the offering period from which the participant withdraws.

Transferability

Neither the payroll deductions credited to a participant’s account nor any rights with respect to a Purchase Right granted under the 2012 Stock Purchase Plan may be assigned, transferred, pledged, or otherwise disposed of by the participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition will be without effect, except that our Company may treat such an act as an election to withdraw funds from an offering period.

Special Rules for Foreign Jurisdictions

The Board or the Plan Committee may adopt rules or procedures relating to the operation and administration of the 2012 Stock Purchase Plan to accommodate the specific requirements of local laws and procedures that apply to subsidiaries of our Company that are incorporated or otherwise organized in jurisdictions outside the United States of America. If, however, such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including the requirement that all Purchase Rights granted under the 2012 Stock Purchase Plan must have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions will be deemed to be participating under a sub-plan and not in the 2012 Stock Purchase Plan. The Board or the Plan Committee also may adopt sub-plans applicable to particular subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code unless the terms of the sub-plan provide to the contrary. The Board or the Plan Committee will not be required to obtain the approval of our stockholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which employees participating in the sub-plan are located.

Termination and Amendment

The 2012 Stock Purchase Plan will automatically terminate on the Purchase Date on which participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the plan. The Board or the Plan Committee may at any time and for any reason terminate the 2012 Stock Purchase Plan or from time to time amend the 2012 Stock Purchase Plan in such respects as the Board or the Plan Committee deems advisable. Except in the case of termination as a result of a merger, acquisition, dissolution or termination of our Company, however, (a) no such termination can affect Purchase Rights previously granted, except that an offering period may be terminated by the Board or the Plan Committee on any Purchase Date if the Board or Plan Committee determines that the termination of the offering period or the 2012 Stock Purchase Plan is in the best interests of our Company and its stockholders, and (b) no amendment may make any change in any outstanding Purchase Right that adversely affects the rights of any participant.

To the extent necessary to comply with Section 423 of the Code (or any successor rules or provisions or any other applicable law, regulations or stock exchange rules), our Company will obtain stockholder approval of an amendment or termination of the 2012 Stock Purchase Plan in such a manner and to such a degree as required. Further, the Board or the Plan Committee may not amend the plan without prior stockholder if the amendment would (a) materially increase the benefits accruing to participants under the 2012 Stock Purchase Plan, (b) materially increase the number of shares of Class A common stock that may be issued under the plan, or (c) materially modify the requirements as to eligibility for participation in the 2012 Stock Purchase Plan.

Federal Income Tax Consequences

The 2012 Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2012 Stock Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of

(a) more than two years from the first day of the offering period and (b) more than one year from the date of transfer of the shares to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to the excess of the fair market value of the shares as of the first trading day of the offering period over the Purchase Price (determined as if the Purchase Right had been exercised on the first trading day of the offering period). Any additional gain will be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares were purchased over the price at which the participant purchased the shares under the 2012 Stock Purchase Plan. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Our Company will not be entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by the participant as a result of a sale or disposition of shares prior to the expiration of the holding periods described above.

Stockholder Approval of the 2012 Stock Purchase Plan

The affirmative vote of a majority of the votes cast on the proposal is required for approval of the 2012 Stock Purchase Plan, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the 2012 Stock Purchase Plan, broker non-votes and abstentions will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. Upon approval of the 2012 Stock Purchase Plan by our stockholders, the 2012 Stock Purchase Plan will go into effect and our eligible employees will be entitled to purchase shares of Class A common stock under the 2012 Stock Purchase Plan. In the event that the proposal to approve the 2012 Stock Purchase Plan is not approved by our stockholders at the Annual Meeting, the 2012 Stock Purchase Plan will automatically terminate and employees will not be able to purchase shares of Class A common stock under the 2012 Stock Purchase Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE

FOR

PROPOSAL THREE

PROPOSAL NO. 4:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

KPMG LLP audited Swift’s annual financial statements for the fiscal year ended December 31, 2011. The Audit Committee has appointed KPMG LLP to be Swift’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The stockholders are asked to ratify this appointment at the Annual Meeting. Representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Policies Regarding Independent Auditor

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm. The Audit Committee preapproves all audit services and non-audit services to be provided to Swift by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented at the next Audit Committee meeting.

The Audit Committee may preapprove for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the Audit Committee. The Audit Committee must be informed about each such service that is actually provided. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit Committee or a delegated member thereof.

Each audit or non-audit service that is approved by the Audit Committee (excluding tax services performed in the ordinary course of Swift’s business and excluding other services for which the aggregate fees are expected to be less than $300,000.00 will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by an officer of Swift authorized by the Audit Committee to sign on behalf of Swift.

The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.

Vote Required For Ratification

The Audit Committee is responsible for selecting Swift’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint KPMG LLP as Swift’s independent registered public accounting firm for fiscal year 2012. The Board believes, however, that submitting the appointment of KPMG LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The ratification of the appointment of KPMG LLP as Swift’s independent registered public accounting firm requires the affirmative vote of a majority of the shares cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

THE 2012 CALENDAR YEAR

AUDIT COMMITTEE REPORT

The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Exchange Act, is composed of Richard H. Dozer, Chairman, William Post, David Vander Ploeg and Glenn Brown. Swift’s Board has determined that all members of the Audit Committee satisfy the independence and other requirements for audit committee membership pursuant to the NYSE corporate governance listing standards and has also made the determination that Mr. Dozer has the attributes of an audit committee financial expert as defined by SEC requirements. Information about Mr. Dozer’s past business and educational experience is included in his biography in this proxy statement under the caption “Directors and Executive Officers of the Company — Nominees for Director”.

The Audit Committee assists the Board in its oversight of Swift’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is available on Swift’s Web site at www.swifttrans.com.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control over financial reporting. Swift’s independent registered public accounting firm is responsible for performing an audit of Swift’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of and expressing an opinion on the effectiveness of Swift’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2011, including a discussion of, among other things:

•	the acceptability and quality of the accounting principles;

•	the reasonableness of significant accounting judgments and critical accounting policies and estimates;

•	the clarity of disclosures in the financial statements; and

•	the adequacy and effectiveness of Swift’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting.

The Audit Committee also discussed with the CEO, CFO and Principal Accounting Officer of Swift their respective certifications with respect to Swift’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The Audit Committee discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal year ended December 31, 2011, the firm’s judgments as to the acceptability and quality of Swift’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T.

In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the firm’s independence.

The Audit Committee discussed with Swift’s internal audit department and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Swift’s internal controls and the overall quality of Swift’s financial reporting.

In reliance on the reviews and discussions referred to above, and the receipt of an unqualified opinion from KPMG LLP dated February 27, 2012, with respect to the consolidated financial statements of Swift as of and for the fiscal year ended December 31, 2011, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Swift’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

This report is submitted by the Audit Committee.

Richard H. Dozer — Chairman

William Post

David Vander Ploeg

Glenn Brown

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.

AUDIT AND NON AUDIT FEES

Audit Fees

The aggregate fees billed to Swift by KPMG LLP for 2011 and 2010 for professional services rendered for the audit of Swift’s annual financial statements for fiscal years 2011 and 2010 and the reviews of the financial statements included in Swift’s quarterly reports were $1,480,142 and $1,308,920, respectively.

Tax Fees

The aggregate fees billed to Swift by KPMG LLP in 2011 and 2010 for professional services rendered for tax compliance, tax advice, and tax planning were $125,830 and $288,743, respectively.

All Other Fees

The aggregate fees billed to Swift by KPMG LLP in 2011 and 2010 for products and services provided, other than the services reported in the preceding three paragraphs, were $0 and $936,010, respectively, which consisted of litigation support, initial public offering, and credit agreement and indenture amendments related costs.

Pre-Approval Policy for Audit and Non Audit Fees

All audit and non audit services performed by our independent auditors are pre-approved by the Audit Committee. The respective approving parties concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee may delegate preapproval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the preapproval decisions to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers, directors and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2011 and through the date of this filing all of our officers, directors and greater than ten percent beneficial owners complied with all filing requirements of Section 16(a) of the Exchange Act.

OTHER MATTERS

We are not aware of any other matters to be conducted at the meeting. The Company’s By-laws require stockholders to give advance notice of any proposal intended to be presented at the Annual Meeting. The deadline for this notice has passed and we did not receive any such notices. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Upon request, the Company will provide by first class mail, to each stockholder of record on the record date, without charge, a copy of this proxy statement and all attachments hereto, the proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including the required financial statements and financial statement schedules. Written requests for this information should be directed to: Corporate Secretary, Swift Transportation Company, 2200 South 75th Avenue, Phoenix, Arizona 85043.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2013 annual meeting of stockholders must be received by the Company no later than December 6, 2012 to be eligible for inclusion in the Company’s proxy statement and form of proxy for next year’s meeting. If any stockholder intends to present a proposal at the 2013 annual meeting of stockholders without inclusion of such proposal in our proxy materials, including director nominations, we must receive notice of such proposal no earlier than January 3, 2013 and no later than February 2, 2013. Any notice received prior to January 3, 2013 or after February 2, 2013 is untimely. Proposals must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws, regulations and the Company’s By-laws and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements. Proposals should be addressed to Swift Transportation Company, Attention: Corporate Secretary, 2200 S. 75th Ave., Phoenix, AZ 85043.

FORWARD LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the Compensation Discussion and Analysis section of this proxy statement regarding future actions and benefits relating to our executive compensation programs. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned under the heading “Risk Factors” in our annual report on Form 10-K (accompanying this report), and in the periodic reports that we file with the SEC on Form 10-Q and Form 8-K.

Appendix A

SWIFT TRANSPORTATION COMPANY

2012 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide Employees of Swift and certain Participating Subsidiaries with an opportunity to purchase Common Stock of Swift through accumulated payroll deductions in order to increase their identification with Swift’s goals and secure a proprietary interest in Swift’s success. Swift intends to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code and the regulations issued thereunder. Capitalized terms used in the Plan shall have the meanings set forth in Section 2.

2. Definitions.

(a) “Board” shall mean the Board of Directors of Swift or a committee of the Board as appointed by the Board from time to time.

(b) “Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

(c) “Common Stock” shall mean Swift’s Class A common stock, par value $0.001 per share, or any securities into which such Common Stock may be converted in the future.

(d) “Company” shall mean Swift and its Participating Subsidiaries, collectively.

(e) “Compensation” shall mean the gross cash compensation (including straight time wages, salary, commission, bonuses, and overtime earnings) paid by Swift or a Participating Subsidiary to a Participant in accordance with the terms of his or her employment, but excluding all expense allowances, Swift or Participating Subsidiary contributions to profit sharing plans, extraordinary compensation, and any compensation paid in a form other than cash.

(f) “Designation of Beneficiary” shall mean a written or electronic designation of beneficiary form or process in such form, content, and process (including via an online process) as may be adopted from time to time by the Company or its designated agent or third party administrator for the purpose of enabling a Participant to designate one or more beneficiary(ies) who is/are to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death.

(g) “Employee” shall mean any individual who is an employee of Swift or a Participating Subsidiary for federal income tax withholding purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by Swift or a Participating Subsidiary. Individuals classified as independent contractors, consultants, advisers, or non-employee members of the Board are not considered “Employees.”

(h) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(i) “Enrollment Form” shall mean a written or electronic enrollment form or process (including an online process) authorizing payroll deductions in such form and content as may be adopted from time to time by the Company or its designated agent or third party administrator for the purpose of enrolling eligible Employees as Participants in the Plan.

(j) “Fair Market Value” shall mean, on a given date of determination (e.g., an Enrollment Date or Purchase Date, as the case may be), the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange (not including an automated quotation system), its Fair Market Value shall be the closing sales price for a share of the Common Stock (or the closing bid, if no sales were reported) on the date of determination as quoted on such exchange on which the Common Stock has the highest average trading volume, as reported in The Wall Street Journal or such other source as the Board deems reliable, or (ii) if the Common Stock is listed on a national market system and the highest average trading volume of the Common Stock occurs through that system, the Fair Market Value shall be the average of the high and the low selling prices reported on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or (iii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean average of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or, (iv) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(k) “New Purchase Date” is defined in Section 18(b) and 18(c), as the case may be.

(l) “Offering Period” initially shall mean each three-month period that begins and ends on January 1 through March 31, April 1 through June 30, July 1 through September 30, or October 1 through December 31, or such other period or periods as the Board may establish from time to time as set forth in Section 4, provided that if the first and/or last day of an Offering Period begins or ends (as applicable) on a day that is not a Trading Day, then (i) the first day of the Offering Period will begin on the immediately following Trading Day, and/or (ii) the last day of the Offering Period will end on the immediately preceding Trading Day.

(m) “Participant” shall mean an eligible Employee who has elected to participate in the Plan by completing and submitting an Enrollment Form as provided in Section 5.

(n) “Participating Subsidiary” shall mean a Subsidiary that has been designated by the Board (as set forth in Section 13(a)(iv)) as eligible to participate in the Plan with respect to its Employees.

(o) “Plan” shall mean this 2012 Employee Stock Purchase Plan.

(p) “Purchase Date” shall mean the last Trading Day of each Offering Period.

(q) “Purchase Price” shall mean the price per share at which Participants will purchase shares of Common Stock in a given Offering Period, which initially shall be 95% of the Fair Market Value of a share of Common Stock on the Purchase Date of such Offering Period. The Board may establish a different Purchase Price from time to time as set forth in Section 4.

(r) “Purchase Right” shall mean a Participant’s right to purchase shares of Common Stock under the Plan.

(s) “Reserves” shall mean the number of shares of Common Stock covered by each Purchase Right under the Plan that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under Purchase Rights or purchased upon the exercise of Purchase Rights.

(t) “Swift” shall mean Swift Transportation Company, a Delaware corporation.

(u) “Subsidiary” shall mean any entity treated as a corporation (other than Swift) in an unbroken chain of corporations beginning with Swift, within the meaning of Code Section 424(f), whether or not such corporation exists as of the effective date of the Plan or is hereafter organized or acquired by Swift or a Subsidiary.

(v) “Trading Day” shall mean a day on which national stock exchanges are open for trading.

3. Eligibility.

(a) Participation in the Plan is voluntary and is limited to Employees of Swift or of any Participating Subsidiary designated by the Board as eligible to participate in the Plan (as set forth in Section 13(a)(iv)) who meet the otherwise applicable requirements of the Plan. Subject to limitations imposed by Section 423(b) of the Code, each Employee who has been employed by Swift or a Participating Subsidiary for at least 90 days prior to an Enrollment Date shall be eligible to participate in the Plan for the Offering Period beginning on that Enrollment Date, provided that the Board, in its discretion, may allow “prior service credit” for persons who become Employees as a result of (i) the acquisition of an existing business entity by Swift or any Participating Subsidiary or (ii) the hiring of one or more new Employees as a result of the acquisition of new business operations by Swift or any Participating Subsidiary. Notwithstanding the foregoing, Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) will not be permitted to participate in the Plan if (A) the grant of a Purchase Right under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (B) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

(b) Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of Swift or of any Subsidiary and/or hold outstanding rights to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of Swift or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of Swift and its Subsidiaries accrues at a rate that exceeds $25,000 worth of Common Stock (determined at the Fair Market Value of the shares at the time such Purchase Right is granted) for each calendar year in which such Purchase Right is outstanding at any time.

4. Changes in Offering Periods and Purchase Price. The duration and timing of Offering Periods may be changed or modified from time to time by the Board in its sole discretion, provided that in no event may an Offering Period exceed 27 months. The Purchase Price may be changed or modified from time to time by the Board in its sole discretion, provided that in no event may the Purchase Price for any Offering Period be less than the lower of (i) 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date of such Offering Period, or (ii) 85% of the Fair Market Value of a share of Common Stock on the Purchase Date of such Offering Period.

5. Participation. An eligible Employee may become a Participant in the Plan by completing and submitting to the Company (or its agent or a third party administrator as may be designated by the Company from time to time) an Enrollment Form prior to the applicable Enrollment Date. Payroll deductions for a Participant shall commence on the first payroll period end date following the beginning of such Offering Period and shall end on the last payroll processing date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant.

6. Payroll Deductions.

(a) At the time a Participant submits his or her Enrollment Form, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation that he or she receives on each pay day during the Offering Period, and the aggregate of the payroll deductions during the Offering Period shall not exceed 15% of the Participant’s Compensation during the Offering Period.

(b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c) A Participant may discontinue his or her participation in the Plan or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing and submitting to the Company (or its designated agent or third party administrator) a new Enrollment Form authorizing a change in the payroll deduction rate. The change in rate shall be effective as soon as administratively practicable after the Company’s (or its designated agent’s or third party administrator’s) receipt of the new Enrollment Form. The amount withheld for a specific payroll period will be based on the rate in effect on the payroll processing date. A Participant’s Enrollment Form shall remain in effect for successive Offering Periods unless changed or terminated by such Participant.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b) of the Code and Section 3(b) of the Plan for a given calendar year, the Company may decrease a Participant’s payroll deductions to zero percent (0%) at any time during an Offering Period that is scheduled to end during such current calendar year. In such a case, payroll deductions shall recommence at the rate provided in such Participant’s Enrollment Form at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless otherwise changed or terminated by the Participant.

(e) On each Purchase Date or at the time the Participant sells or otherwise disposes of some or all of Common Stock issued under the Plan, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the purchase or disposition of shares of Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Participant.

7. Grant of Purchase Right. On the Enrollment Date of each Offering Period, each Participant in such Offering Period shall be granted the right to purchase on the Purchase Date for such Offering Period, at the applicable Purchase Price, up to a number of shares of Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by the applicable Purchase Price; provided that in no event shall a Participant be permitted to purchase more than a number of shares determined by dividing $6,250 by the Fair Market Value of a share of Common Stock on the Enrollment Date of such Offering Period, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 18. The Board may increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock a Participant may purchase during each Offering Period prior to the beginning of such Offering Period. Exercise of the Purchase Right shall occur as provided in Section 8.

8. Automatic Purchase.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, the Participant’s right to purchase Common Stock shall be exercised automatically on the Purchase Date and the maximum number of whole shares subject to such Purchase Right shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Fractional shares may not be purchased, and the funds attributable to any fractional share shall remain in the Participant’s account and be carried over to the next Offering Period unless the Participant withdraws from the Plan as provided in Section 10, in which case the cash shall be returned to the Participant. Any other monies left over in a Participant’s account after the Purchase Date shall be returned to the Participant.

(b) If the Board determines that, on a given Purchase Date, the number of shares with respect to which Purchase Rights are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board, in its sole discretion, may provide that Swift shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising rights to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 19. Swift may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by Swift’s stockholders subsequent to such Enrollment Date.

9. Delivery. As soon as practicable after the exercise of a Purchase Right, Swift shall deliver or cause to have delivered to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase, except as specified below. The

Board may permit or require that shares be deposited directly with a broker designated by the Board or to a designated agent of the Company, and the Board may utilize electronic or automated methods of share transfer. The Board may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. Swift or its Participating Subsidiary shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable.

10. Withdrawal.

(a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to exercise his or her Purchase Right under the Plan at any time by completing and submitting to the Company (or its designated agent or third party administrator) a written or electronic withdrawal form in such form, content, and process (including via an online process) as may be adopted from time to time by the Company or its designated agent or third party administrator for the purpose of enabling Participants to withdraw from the Plan. Promptly after receipt by the Company (or its designated agent or third party administrator) of a Participant’s withdrawal notice, all of the Participant’s payroll deductions credited to his or her account will be paid to the Participant, the Participant’s Purchase Right for the then-current Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the then-current Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of any succeeding Offering Period unless the Participant completes and submits to the Company (or its designated agent or third party administrator) a new Enrollment Form in accordance with Section 5.

(b) Upon termination of a Participant’s employment relationship for any reason, the payroll deductions credited to the Participant’s account during the Offering Period but not yet used to exercise the Purchase Right will be returned to the Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and the Participant’s Purchase Rights will be automatically terminated.

(c) A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by Swift or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11. Interest. No interest shall accrue on or be credited to the payroll deductions of a Participant in the Plan.

12. Stock. Subject to adjustment (a) as set forth in the following sentence or (b) upon changes in capitalization of Swift as provided in Section 18, the maximum number of shares of Common Stock that shall be made available for sale under the Plan initially shall be 2,000,000 shares. Beginning with Swift’s fiscal year ending December 31, 2013 and thereafter, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be increased, but not decreased, so that the maximum number of shares shall not exceed the greater of (i) 2,000,000 shares or (ii) 1% of the number of issued and outstanding shares of Common Stock as of the last day of the immediately preceding fiscal year. Shares of Common Stock subject to the Plan may be newly issued shares or treasury shares. If and to the extent that any Purchase Right is not exercised for any reason, or if any Purchase Right terminates as provided herein, the shares that have not been so purchased shall again become available for the purposes of the Plan, unless the Plan has been terminated. If, on a given Purchase Date, the number of shares with respect to which Purchase Rights are to be exercised exceeds the number of shares then available under the Plan, Swift shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as is practicable and as the Board determines is equitable. No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any Purchase Right granted under the Plan until the shares subject to the Purchase Right have been purchased and delivered to the Participant as provided in Section 9. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and such other person as may be designated by the Participant.

13. Administration.

(a) The Plan shall be administered by the Board. The Board shall have full and exclusive discretionary authority (i) to construe, interpret, and apply the terms of the Plan, (ii) to prescribe, amend, and rescind rules and regulations relating to the Plan, (iii) to determine eligibility of Employees to participate in the Plan, (iv) to designate, from time to time (whether before or after the stockholders of Swift approve the Plan) and in its sole discretion, which Participating Subsidiaries shall be eligible to participate in the Plan, (v) to correct any defect or rectify any omission in the Plan, (vi) to adjudicate all disputed claims filed under the Plan or to reconcile any inconsistency in the Plan and any Purchase Right granted under the Plan, and (vii) to make all other determinations necessary or advisable for the administration of the Plan. Every finding, decision, and determination made by the Board shall, to the full extent permitted by law, be final and binding upon all persons. The Board, in its discretion, may request advice or assistance and may delegate the authority and responsibility for the day-to-day administrative or ministerial tasks of the Plan to a benefits representative, third party administrator, or other qualified agent, including a brokerage firm or other third party engaged for such purpose.

(b) In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by Swift) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to Swift, in writing, the opportunity at its own expense to handle and defend the same.

14. Designation of Beneficiary. With respect to shares of Common Stock purchased by a Participant pursuant to the Plan and held in an account maintained by Swift (or its designated agent or third party administrator) on the Participant’s behalf, the Participant may be permitted to submit to the Company (or its designated agent or third party administrator) a Designation of Beneficiary in order to designate (a) one or more beneficiary(ies) who is/are to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash, and (b) one or more beneficiary(ies) who is/are to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period. If a Participant is married and any designated beneficiary is not the spouse, then, to the extent required by local law, consent of the Participant’s spouse shall be required for such designation to be effective. The Participant (and if required under the preceding sentence, his or her spouse) may change any designated beneficiary at any time by submitting a new Designation of Beneficiary. Subject to local legal requirements, in the event of a Participant’s death, Swift (or its designated agent or third party administrator) shall deliver any shares of Common Stock and/or cash to the designated beneficiary. Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, Swift (or its designated agent or third party administrator) shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of Swift), Swift, in its sole discretion, may deliver (or cause its designated agent or third party administrator to deliver) such shares of Common Stock and/or cash to the Participant’s spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent or relative is known to Swift, then to such other person as Swift may reasonably determine. The provisions of this Section 14 shall in no event require Swift (or its designated agent or third party administrator) to violate local law, and Swift (or its designated agent or third party administrator) shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant’s account in compliance with local law.

15. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of a Purchase Right or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such an act as an election to withdraw funds from an Offering Period in accordance with Section 10.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company, prior to and after the relevant Purchase Date, for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts shall be maintained for each Participant in the Plan by the Company or by the Company’s designated agent or third party administrator. Statements of account shall be given to participating Employees at least annually by the Company or by its designated agent or third party administrator in accordance with procedures approved by the Company. Such statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased, and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger, or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of Swift, the Reserves, the maximum number of shares each Participant may purchase in each Offering Period pursuant to Section 7, as well as the price per share and the number of shares of Common Stock covered by each Purchase Right under the Plan that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by Swift; provided, however, that conversion of any convertible securities of Swift shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by Swift of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Purchase Right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of Swift, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be before the date of Swift’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s Purchase Right has been changed to the New Purchase Date and that the Participant’s Purchase Right shall be exercised automatically on the New Purchase Date unless the Participant has withdrawn from the Offering Period prior to that date (or such earlier date as may be established by the Board for withdrawing).

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of Swift, or the merger of Swift with or into another corporation, each outstanding Purchase Right shall be assumed or an equivalent Purchase Right substituted by the successor entity or a parent or subsidiary of the successor entity. In the event that the successor entity refuses to assume or substitute for the Purchase Right, any Offering Periods then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”) and any Offering Periods then in progress shall end on the New Purchase Date. The New Purchase Date shall be before the date of Swift’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s Purchase Right has been changed to the New Purchase Date and that the Participant’s Purchase Right shall be exercised automatically on the New Purchase Date unless the Participant has withdrawn from the Offering Period prior to that date (or such earlier date as may be established by the Board for withdrawing). For purposes of this Section 18, a Purchase Right granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the Purchase Right confers the right to purchase for each share of Common Stock subject to the Purchase Right immediately prior to the sale of assets or merger the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if the holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received in the sale of assets or merger was not solely common equity of the successor entity or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor entity and the Participant, provide for the consideration to be received upon exercise of the Purchase Right to be solely common equity of the successor entity or its parent equal in fair market value to the per share consideration received by holders of Common Stock in connection with the sale of assets or merger.

(d) Other Adjustments. The Board, if it so determines in the exercise of its sole discretion, also may make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding Purchase Right, in the event Swift effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock or in the event of Swift being consolidated with or merged into any other corporation or other entity.

19. Amendment or Termination.

(a) The Plan and all rights of Employees hereunder shall terminate on the Purchase Date on which Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan. The Board may at any time and for any reason terminate the Plan or from time to time amend the Plan in such respects as the Board deems advisable. Except as provided in Section 18, no such termination can affect Purchase Rights previously granted, provided that an Offering Period may be terminated by the Board on any Purchase Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of Swift and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any Purchase Right theretofore granted that adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rules or provisions or any other applicable law, regulations or stock exchange rules), Swift shall obtain stockholder approval of an amendment or termination in such a manner and to such a degree as required. Further, the Board may not amend the Plan without prior approval of the stockholders of Swift if the amendment would materially increase the benefits accruing to Participants under the Plan, materially increase the number of shares of Common Stock that may be issued under the Plan, or materially modify the requirements as to eligibility for participation in the Plan.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board shall be entitled to change the Offering Periods or Purchase Price, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan or to comply with applicable law, regulations, or stock exchange rules.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a New Purchase Date, including an Offering Period underway at the time of the Board action; and

(iii) changing the method of allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

20. Special Rules for Foreign Jurisdictions. The Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures that apply to Subsidiaries incorporated or otherwise organized in jurisdictions outside the United States of America. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements; provided, however, that if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all Purchase Rights granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Board also may adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and shall be deemed to be outside the scope of Section 423 of the Code unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 7, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. The Board shall not be required to obtain the approval of the stockholders of Swift prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which Employees participating in the sub-plan are located.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares.

(a) No Purchase Right granted under the Plan may be exercised to any extent unless the issuance of shares of Common Stock pursuant to such Purchase Right is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended, and the Plan is in material compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, applicable state and foreign securities laws, and the listing or trading requirements of any stock exchange or trading market upon which shares of Common Stock may then be listed, subject to the approval of counsel for the Company with respect to such compliance. If on any Purchase Date in any Offering Period hereunder, shares of Common Stock are not so registered or listed or the Plan is not in such compliance, the Purchase Rights granted under the Plan that are not in material compliance shall not be exercised on such Purchase Date and the Purchase Date shall be delayed until the shares issuable under the Plan are subject to such an effective registration statement and listing or trading requirements and the Plan is subject to such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the

Enrollment Date relating to such Offering Period. If, on the Purchase Date of any Offering Period under the Plan (as delayed to the maximum extent permissible), the shares of Common Stock are not registered or listed or the Plan is not in such compliance, Purchase Rights granted under the Plan that are not in material compliance shall not be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, that such deductions have been used to acquire shares of Common Stock) shall be returned to the Participants, without interest. The provisions of this Section 22 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

(b) As a condition to the exercise of a Purchase Right, the Company may require the person exercising such Purchase Right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any applicable provisions of law. Additionally, the Company may require that (i) shares acquired through the Plan be held by the Participant for a minimum period of time before such shares may be transferred, and (ii) the Participant give written notice to the Company if the Participant sells or otherwise makes a disposition (within the meaning of Section 423 of the Code) of any of the Common Stock acquired under the Plan prior to the later of (i) two years from the date of grant of the Purchase Right with respect to such shares, and (ii) one year from the Purchase Date with respect to such shares. The notice shall include the Participant’s name, the Purchase Price, exercise date, the number of shares of Common Stock disposed of, and the date of disposition.

(c) The Company may require a legend setting forth any applicable transfer restrictions to be stamped or otherwise written on the certificates of shares purchased through the Plan.

23. No Guaranty of Employment. The Plan does not constitute an employment contract. Nothing in the Plan shall in any way alter the “at will” nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of Swift or a Participating Subsidiary, any obligation on the part of Swift or a Participating Subsidiary to continue the employment of a Participant, or any limitation on the right of Swift or a Participating Subsidiary to discharge any Participant or other Employee at any time, for any reason or no reason, with or without notice.

24. Term of Plan. The Plan shall become effective on July 1, 2012, or on such other date as may be determined by the Board in its sole discretion, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of Swift within twelve (12) months before or after the date the Plan is adopted by the Board. The Plan shall continue in effect until the earliest of (i) the date there are no shares of Common Stock remaining available for purchase under the Plan, or (ii) such date as is determined by the Board in its discretion.

Shareowner ServicesSM P.O. Box 64945
St. Paul, MN 55164-0945	COMPANY #
Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR each of the Directors listed below:

1. Election of directors:	01 William Post 02 Jerry Moyes 03 Richard H. Dozer	04 David Vander Ploeg 05 Glenn Brown	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò    Please fold here – Do not separate    ò

The Board of Directors recommends a vote FOR Proposal 2:

2. Advisory vote to approve the compensation of Swift’s named executive officers.	☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote FOR Proposal 3:

3. Approval of the 2012 Employee Stock Purchase Plan.	☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote FOR Proposal 4:

4. Advisory vote to ratify the appointment of KPMG LLP as Swift’s independent public accountants for calendar year 2012.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ________________________	Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

SWIFT TRANSPORTATION COMPANY

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 3, 2012

9:00 a.m. MST

2200 S. 75th Ave.

Phoenix, AZ 85043

Swift Transportation Company 2200 S. 75th Ave. Phoenix, AZ 85043	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 3, 2012.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint James Fry and Virginia Henkels, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET www.eproxy.com/swft Use the Internet to vote your proxy until 11:59 p.m. (MST) on May 2, 2012	PHONE 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (MST) on May 2, 2012	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.